UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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222 Merchandise Mart Plaza, Suite 2024

Chicago, IL 60654

Telephone: (866) 358-6869

Facsimile: (312) 506-1201

August 26, 2009

Fellow Stockholder:

You are cordially invited to attend the Allscripts-Misys Healthcare Solutions, Inc. 2009 Annual Meeting of Stockholders on Thursday, October 8, 2009 at 10:00 a.m., Central Time. The meeting will be held at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

For the first time, we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. Today, we mailed to most of our stockholders a Notice containing instructions on how to access our 2009 proxy statement and annual report and vote online. All other stockholders will continue to receive a copy of the proxy statement and annual report by mail unless they elect to receive the annual meeting materials over the Internet. The Notice and proxy statement contain instructions on how you can (i) receive a paper copy of the proxy statement and annual report, if you only received a Notice by mail, or (ii) elect to receive your proxy statement and annual report over the Internet, if you received them by mail this year.

The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the annual meeting and provide other information concerning Allscripts of which you should be aware when you vote your shares. All stockholders are welcome to attend the annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to authorize your proxy as soon as possible. You may vote by proxy on the Internet or by telephone, or, if you received the proxy materials by mail, you may also vote by mail. Your vote will ensure your representation at the annual meeting regardless of whether you attend in person. In any event, please vote as soon as possible.

On behalf of the Allscripts Board of Directors and our management team, I would like to express our appreciation for your interest in Allscripts.

Sincerely,

Glen E. Tullman

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 8, 2009

To the Stockholders of Allscripts-Misys Healthcare Solutions, Inc.:

This Proxy Statement is being furnished to holders of shares of Allscripts-Misys Healthcare Solutions, Inc. (“Allscripts”) common stock in connection with the solicitation of proxies by the Board of Directors of Allscripts for use at the annual meeting of stockholders to be held on Thursday, October 8, 2009 at 10:00 a.m., Central Time. The meeting will be held at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. The annual meeting is being held for the following purposes:

1.	to elect the nine director nominees named in the proxy statement to serve until the 2010 Annual Meeting of Stockholders;

2.	to approve the Allscripts-Misys Healthcare Solutions, Inc. Incentive Plan;

3.	to approve an amendment to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan (the “1993 Stock Incentive Plan”) to increase the number of shares available for grant thereunder by 7,140,209;

4.	to approve an amendment to Section 9 of the 1993 Stock Incentive Plan, including the performance criteria set forth therein;

5.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2010; and

6.	to transact any and all other business that may properly come before the annual meeting or any adjourned session of the annual meeting.

The Allscripts board of directors recommends that Allscripts stockholders vote FOR all of the director nominees and FOR proposals 2 through 5 listed above.

Only stockholders who owned shares of Allscripts common stock at the close of business on August 17, 2009, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of it.

Your vote is important. We urge you to vote your shares promptly, even if you plan to attend the annual meeting. You may vote over the Internet, by telephone or, if you received the proxy materials by mail, by returning the enclosed proxy card. Specific instructions on how to vote can be found on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on October 8, 2009:

This Proxy Statement and the 2009 Annual Report on Form 10-K are Available at:

http://www.proxyvote.com

By Order of the Board of Directors,

Lee Shapiro

President and Secretary

August 26, 2009

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

Proxy Statement

Page
Questions and Answers	1
Proposal 1—Election of Directors	4
Governance	7
Meetings and Committees of the Board of Directors	8
Director Compensation	11
2008/2009 Non-Employee Director Compensation Table	12
Executive Officers	13
Ownership of Allscripts Common Stock	14
Section 16(a) Beneficial Ownership Reporting Compliance	15
Executive Compensation	16
Compensation Discussion and Analysis	16
Compensation Committee Report	25
2009 Summary Compensation Table	26
Grants of Plan-Based Awards	28
Outstanding Equity Awards at Fiscal Year End	30
Options Exercises & Stock Vested	31
Potential Payments Upon Termination or Change of Control	31
Equity Compensation Plan Information	36
Certain Relationships and Related Party Transactions	37
Audit Committee Report	40
Proposal 2—Approval of the Allscripts-Misys Healthcare Solutions, Inc. Incentive Plan	41
Proposal 3—Approval of the Amendment to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan to Increase the Number of Shares Available for Grant Thereunder	43
Proposal 4—Amendment to Section 9 of the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan, Including the Performance Criteria Included Therein	52
Proposal 5—Ratification of PricewaterhouseCoopers LLP	53
ANNEXES
Allscripts-Misys Healthcare Solutions, Inc. Incentive Plan	A-1
Amendment to Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan	B-1
Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan	C-1
Amendment to Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan	D-1

Annual Report on Form 10-K

We have enclosed with this proxy statement a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended May 31, 2009, without exhibits. You may access the exhibits described in the Form 10-K through our website at www.allscripts.com or obtain a copy of the exhibits for a fee upon request. Please contact Lee Shapiro, Secretary, Allscripts-Misys Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

This proxy statement and form of proxy are first being sent to stockholders on or about August 27, 2009.

PROXY STATEMENT

GENERAL

This proxy statement contains information related to the annual meeting of stockholders of Allscripts-Misys Healthcare Solutions, Inc. (“Allscripts”) to be held on October 8, 2009, beginning at 10:00 a.m., Central Time. The meeting will be held at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654 and at any postponements or adjournments of the annual meeting. The proxy statement was prepared under the direction of Allscripts’ board of directors to solicit your proxy for use at the annual meeting. It will be made available and mailed to stockholders on or about August 27, 2009.

On October 10, 2008, the transactions (the “Transactions”) contemplated by the Agreement and Plan of Merger by and among Allscripts, Misys plc (“Misys”), Misys Healthcare Systems, LLC (“Misys Healthcare”) and Patriot Merger Company, LLC, were consummated. In connection with the consummation of the Transactions, Allscripts Healthcare Solutions, Inc. was renamed Allscripts-Misys Healthcare Solutions, Inc. and we changed our fiscal year end from December 31st to May 31st. For accounting purposes, the Transactions are treated as a “reverse acquisition,” with Misys Healthcare deemed to be the acquirer. As a result of the reverse acquisition accounting, Misys Healthcare’s financial statements became our historical financial statements. (Please refer to our Form 10-K for the fiscal year ended May 31, 2009 for more information). However, much of the information contained in this proxy statement, including compensation related disclosure, is derived from the historical financial statements of legacy Allscripts Healthcare Solutions, Inc. for periods prior to the consummation of the Transactions.

QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING

When and where is the annual meeting?

The 2009 Annual Meeting of Allscripts Stockholders will be held on October 8, 2009, at 10:00 a.m., local time, at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

What am I voting on?

We are soliciting your vote on the following:

1.	to elect the nine director nominees named in the proxy statement to serve until the 2010 Annual Meeting of Stockholders;

2.	to approve the Allscripts-Misys Healthcare Solutions, Inc. Incentive Plan (the “Bonus Plan”);

3.	to approve an amendment to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan, as amended (the “1993 Stock Incentive Plan”), to increase the number of shares available for grant thereunder by 7,140,209;

4.	to approve an amendment to Section 9 of the 1993 Stock Incentive Plan, including the performance criteria set forth therein;

5.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2010; and

6.	to transact any and all other business that may properly come before the annual meeting or any adjourned session of the annual meeting.

How does the Allscripts board of directors recommend that stockholders vote?

Allscripts’ board of directors has recommended that Allscripts stockholders vote FOR the election of each director nominee, FOR the approval of the Bonus Plan, FOR the approval of the amendment to our 1993 Stock Incentive Plan to increase the number of shares available for grant thereunder, FOR the approval of the amendment to Article 9 of the 1993 Stock Incentive Plan, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2010 and FOR or AGAINST any other properly raised matters, at the discretion of Messrs. Tullman and Shapiro.

Who may vote?

Allscripts stockholders at the close of business on August 17, 2009, the record date for the 2009 annual meeting, are entitled to vote. On that date, there were 144,901,267 shares of Allscripts common stock outstanding.

How many votes do I have?

Each share that you own of Allscripts common stock entitles you to one vote.

How do I vote?

Your shares can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to authorize your proxy in advance. We encourage you to authorize your proxy electronically by going to the http://www.proxyvote.com website or by calling the toll-free number (for residents of the United States and Canada) listed on your proxy card. Please have your proxy card in hand when going online or calling. If you authorize your proxy electronically, you do not need to return your proxy card. If you received proxy materials by mail and choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

If you hold your shares beneficially in street name, i.e., through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your broker or other nominee to vote these shares.

How does discretionary voting authority apply?

If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Glen E. Tullman, Chief Executive Officer, and Lee Shapiro, President, to vote for the items discussed in these proxy materials and any other matter that is properly raised at the annual meeting. In such a case, your vote will be cast FOR the election of each director nominee, FOR the approval of the Bonus Plan, FOR the approval of the amendment to our 1993 Stock Incentive Plan to increase the number of shares available for grant thereunder, FOR the approval of the amendment to Article 9 of the 1993 Stock Incentive Plan, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2010 and FOR or AGAINST any other properly raised matters, at the discretion of Messrs. Tullman and Shapiro.

May I revoke my proxy?

Yes. You may revoke your proxy at any time before it is exercised in one of four ways:

1.	by sending a written notice to the corporate secretary of Allscripts that is received prior to the annual meeting stating that the Allscripts stockholder revokes his or her proxy;

2.	by properly completing a new proxy card bearing a later date and properly submitting it so that it is received prior to the annual meeting;

3.	by logging onto the Internet website specified on the proxy card in the same manner a stockholder would to submit his or her proxy electronically or by calling the toll-free number specified on the proxy card prior to the annual meeting, in each case if the Allscripts stockholder is eligible to do so and following the instructions on the proxy card; or

4.	by attending the annual meeting and voting in person.

Simply attending the annual meeting will not revoke a proxy. However, if an Allscripts stockholder holds shares in “street name” by his or her broker and has directed such person to vote his or her shares, he or she should instruct such person to change his or her vote.

What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of one-third of the total number of shares of Allscripts common stock issued and outstanding as of the record date constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or over the Internet, or if you attend the annual meeting.

Abstentions and broker non-votes are counted as “shares present” at the annual meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a bank or broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you. Please note that banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as the approval of the Bonus Plan and both amendments to the 1993 Stock Incentive Plan. “Routine” matters include the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm.

What vote is required to approve the proposals?

Election of Directors: A plurality of the votes cast will elect directors. This means that the nine nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting.

Approval of the Bonus Plan: Approval of the Bonus Plan requires the affirmative vote of a majority of the shares present or represented by proxy and having the power to vote at the annual meeting. An abstention will have the effect of a vote against the approval of the Bonus Plan, but a broker non-vote will have no effect.

Approval of the Amendment to our 1993 Stock Incentive Plan to Increase the Number of Shares Available Thereunder: Approval of this amendment to our 1993 Stock Incentive Plan requires the affirmative vote of a majority of the shares present or represented by proxy and having the power to vote at the annual meeting. An abstention will have the effect of a vote against the approval of the amendment, but a broker non-vote will have no effect.

Approval of the Amendment to Section 9 of our 1993 Stock Incentive Plan: Approval of this amendment to our 1993 Stock Incentive Plan requires the affirmative vote of a majority of the shares present or represented by proxy and having the power to vote at the annual meeting. An abstention will have the effect of a vote against the approval of the amendment, but a broker non-vote will have no effect.

Ratification of the Appointment of the Independent Registered Public Accounting Firm: Although we are not required to submit the appointment of our independent registered public accounting firm to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2010 requires the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting. An abstention will have the effect of a vote against the ratification of the appointment of PricewaterhouseCoopers LLP.

How do I submit a stockholder proposal?

The deadline has passed for submitting a proposal to be raised at the 2009 Annual Meeting of Stockholders. To submit a proposal to be included in our proxy statement for the 2010 Annual Meeting of Stockholders, you must submit a proposal no later than April 28, 2010. Your proposal must comply with the proxy rules of the Securities and Exchange Commission. You should send your proposal to our Secretary at our address on the cover of this proxy statement.

You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2010 Annual Meeting of Stockholders. We must receive your proposal in writing on or after May 11, 2010, but no later than June 10, 2010. To be properly brought before an annual meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of Allscripts that you beneficially own; and (4) any interest you may have in the business you want to bring before the meeting. You should send your proposal to our Secretary at the address on the cover of this proxy statement.

Who pays to prepare, mail and solicit the proxies?

We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

How can I reduce the environmental impact of our annual meeting by requesting electronic delivery of annual meeting materials?

We encourage you to choose electronic (e-mail) delivery of future annual meeting materials by visiting www.proxyvote.com. Please follow the Vote By Internet instructions on the proxy card or the Notice of Internet Availability of Proxy Materials and you will be provided with the opportunity to choose electronic delivery for future meeting materials.

Who can answer my questions?

If you have any questions about the annual meeting, please contact us at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654; telephone: (866) 358-6869.

PROPOSAL 1

ELECTION OF DIRECTORS

Nine directors currently serve on our board of directors. Each director serves for a term expiring at our next annual meeting of stockholders, or until he resigns or is removed by the board. The board of directors proposes, based on the recommendation of the Independent Nominating Committee, as to Messrs. Marcel L. “Gus” Gamache, Philip D. Green, Michael J. Kluger and Glen E. Tullman, and the Nominating and Governance

Committee, as to Messrs. Kelly Barlow, Cory Eaves, John King and Michael Lawrie and Sir Dominic Cadbury, the nominees listed below, all of whom are currently serving as directors, to be elected for a new term expiring at the 2010 annual meeting.

Your shares will be voted in person at the annual meeting as you specify on the enclosed proxy card, by telephone or Internet voting. If you return a signed proxy card but do not specify how you want your shares voted, we will vote them FOR the election of each director nominee. If any of the director nominees is unable or fails to stand for election, the persons named in the proxy presently intend to vote your shares FOR a substitute nominee nominated by the Independent Nominating Committee or the Nominating and Governance Committee of the board of directors, as applicable. The board does not anticipate that any nominee will be unable to serve.

Pursuant to the Relationship Agreement between Allscripts and Misys, which indirectly holds a majority of the outstanding shares of our common stock, Misys has agreed to cause all shares of our common stock held by it or any of its subsidiaries to be both represented at each meeting where directors are to be elected and voted in favor of the election of the director nominees nominated by the Independent Nominating Committee, which for the annual meeting are Messrs. Tullman, Gamache, Green and Kluger. For more information about the composition of our board and the Independent Nominating Committee, see “Corporate Governance Matters—Meetings and Committees of the Board of Directors” below. The nominees have provided the following information about themselves.

Kelly J. Barlow, 40, CFA, was appointed to our board of directors in October 2008. Mr. Barlow has been a partner at ValueAct Capital, an investment partnership engaged in public and private equity investing, since August 2003. Prior to joining ValueAct Capital, Mr. Barlow worked at EGM Capital for more than six years. During his tenure at EGM, he served primarily as portfolio manager of the firm’s flagship long/short equity fund. Prior to EGM Capital, Mr. Barlow worked at Wells Capital Management, a wholly owned subsidiary of Wells Fargo Bank. While there, Mr. Barlow was part of the four-person growth stock team, responsible for managing more than $1 billion in small-cap equities. Mr. Barlow is a former director of Sirva, Inc.

Sir Dominic Cadbury, 69, was appointed to our board of directors in October 2008. Sir Dominic spent his career at Cadbury Schweppes, which he joined in 1964, being appointed to its board of directors in 1975, serving as Group Chief Executive from 1983 to 1993, then as Chairman until May 2000. He was Chairman of The Economist Group from 1993 to 2003. He retired as Chairman of the Wellcome Trust on April 30, 2006. He served on the board of New Star Asset Management Group plc as Deputy Chairman and as senior independent non-executive director from October 2005 until March 2007. Sir Dominic is Chancellor of Birmingham University. Sir Dominic has been the senior independent director of Misys since May 2000 and held that role until November 2005 when he was appointed Chairman of Misys.

Cory A. Eaves, 39, was appointed to our board of directors in October 2008. Since July 2009, Mr. Eaves has served as Senior Vice President of General Atlantic LLC, a global growth equity firm, in which role he provides technology and operations counsel to General Atlantic’s investment teams and portfolio companies. From August 2007 until June 2009, Mr. Eaves served as Executive Vice President, Chief Technology Officer and Chief Information officer of Misys. Prior to August 2007, Mr. Eaves was the Chief Technology Officer of SSA Global, one of the world’s largest enterprise software providers. Prior to that, he held technology and product management positions at a number of software and private equity firms, including General Atlantic Partners, Internet Venture Works, Lycos and Emerson Electric.

Marcel L. “Gus” Gamache, 66, was elected to our board of directors in August 2003. From 1994 to 2005, Mr. Gamache was President and Chief Executive Officer of ConnectiCare, a Farmington, Connecticut-based managed care company serving more than 270,000 members in Connecticut and western Massachusetts. Prior to his work at ConnectiCare, Mr. Gamache was employed for 19 years at Blue Cross and Blue Shield of Massachusetts where he served as internal auditor, Controller and Senior Vice President for Information Services. Mr. Gamache currently serves on the board of directors of a number of privately-held companies.

Philip D. Green, 58, was elected to our board of directors in 1992. Mr. Green is Principal of PDG Consulting, LLC, a healthcare IT consulting company. From July 2006 until November 30, 2008, Mr. Green was President, Strategic Business Initiatives, at the University of Pittsburgh Medical Center (“UPMC”). Before joining UPMC, Mr. Green was a partner with the law firm of Gardner Carton & Douglas, LLP since June 2004. From June 2000 until June 2004, Mr. Green was a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P. From 1989 until June 2000, Mr. Green was a partner with the law firm of Green, Stewart, Farber & Anderson, P.C., of which Mr. Green was a founding partner. From 1978 through 1989, Mr. Green was a partner in the Washington, D.C. based law firm of Schwalb, Donnenfeld, Bray & Silbert, P.C.

John King, 70, was appointed to our board of directors in October 2008. Mr. King has over 30 years’ experience in the US healthcare industry, most recently as President and Chief Executive Officer of Legacy Health System until 1999. Prior to Legacy, Mr. King was President and CEO of Evangelical Health Systems (now Advocate Health Systems). He is a member of the American Hospital Association and a fellow in the American College of Healthcare Executives. Mr. King serves on the boards of the AHA Center for Governance, AHA Services Inc. and Pacific University of Oregon and has been a Non-Executive director of Misys since November 2005.

Michael J. Kluger, 52, was elected to our board of directors in 1994. Since November 2001, Mr. Kluger has been a Managing Director of Altaris Capital Partners LLC, a private equity healthcare firm. From 1992 until November 2001, Mr. Kluger served as a Managing Director of Liberty Capital Partners, Inc., a New York investment management firm and the general partner of Liberty Partners, L.P. From June 2001 to March 2005, Mr. Kluger served on the board of directors of ConnectiCare, Inc.

Mike Lawrie, 56, was appointed chairman of our board of directors in October 2008. Mr. Lawrie is the Chief Executive Officer and has been a member of the board of directors of Misys since November 2006. Mr. Lawrie was previously a general partner with ValueAct Capital, an investment partnership engaged in public and private equity investing. Prior to that, he was Chief Executive Officer of Siebel Systems Inc., the international software and solutions company, from 2004 to 2005. Mr. Lawrie spent 27 years with IBM where he rose to become Senior Vice President and Group Executive with responsibility for sales and distribution of all IBM products and services worldwide. Previously at IBM he was the General Manager for all operations in Europe, the Middle East and Africa. He previously served on the US Advisory board of NTT DoCoMo and as a director of SSA Global, Inc, Symbol Technology, Inc. and Good Technology, Inc. Mr. Lawrie is a former trustee of Ohio University. Mr. Lawrie serves on the board of Drexel University and is a non-executive director of Juniper Networks, Inc.

Glen E. Tullman, 50, joined Allscripts as Chief Executive Officer in August 1997 to lead our transition into the healthcare information sector. In May 1999, Mr. Tullman was elected to our board of directors. Prior to joining Allscripts, from October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman served in a number of management roles, including President and Chief Operating Officer, of CCC Information Services, Inc., a provider of information systems to property and casualty insurers. Mr. Tullman currently serves on the International Board of the Juvenile Diabetes Research Foundation.

The Board of Directors recommends a vote FOR each of the nominees for Director.

CORPORATE GOVERNANCE MATTERS

Governance

Code of Conduct

Allscripts has adopted a Code of Conduct that applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and senior financial and accounting officers. Our Code of Conduct requires that all of our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in Allscripts’ best interest. We maintain a current copy of our Code of Conduct, and will promptly post any amendments to or waivers of our Code of Conduct, on our website at www.allscripts.com. Stockholders may request a written copy of the Code of Conduct by contacting our Secretary, Lee Shapiro, at Allscripts-Misys Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

In furtherance of our procedures to ensure compliance with the Sarbanes Oxley Act of 2002, each of our employees is required to complete an annual on-line, interactive education program concerning policies of our Code of Conduct.

Controlled Company Exemption

Since the consummation of the Transactions, Misys, through its subsidiaries, has held more than 50% of the power to vote for the election of our directors. Accordingly, we qualify as a “controlled company” under Rule 5615(c)(1) of the NASDAQ Marketplace Rules. As a controlled company, under Rule 5615(c)(2) of the NASDAQ Marketplace Rules, we are exempt from the requirements to have:

•	a majority of directors who qualify as “independent directors” pursuant to Rule 5605(a)(2) of the NASDAQ Marketplace Rules (which we refer to as “independent directors” in this proxy statement);

•	the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors; and

•	our director nominees selected, or recommended for our board’s selection, by either a majority of the independent directors or a nominating committee composed solely of independent directors.

Director Independence

As noted above, by virtue of our “controlled company” election, we are not required to have a majority of directors who qualify as “independent” in accordance with the listing requirements of NASDAQ. The NASDAQ definition of independence includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. As required by NASDAQ rules, the board has considered the independence of each director and has made a subjective determination as to Messrs. Gamache, Green and Kluger, who have been determined to be the only independent directors within the meaning of independence under the listing standards of NASDAQ, that no relationships exist which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out their responsibilities of a director. In making these determinations, the board reviewed and discussed information provided by each director and by Allscripts with regard to each director’s business and personal activities as they may relate to Allscripts and Allscripts’ management. With respect to Mr. Green, the board considered that in December 2008, Mr. Green entered into a consulting arrangement with Innovative Health Strategies LLC, a subsidiary of Drinker Biddle & Reath LLP, a law firm that is providing, and may continue to provide in the future, legal services to Allscripts and the Audit Committee.

Meetings and Committees of the Board of Directors

Board Composition and Meetings

Our board consists of nine members, with one vacancy on the board. Pursuant to our certificate of incorporation and bylaws, our board includes:

•	three independent directors recommended to the board for election by our Independent Nominating Committee, which consists solely of legacy Allscripts directors;

•	our chief executive officer, whom the Independent Nominating Committee has the authority to recommend to the board for election; and

•

six directors, including the chairman of the board, recommended to the board for election by our Nominating and Governance Committee (the “Misys Directors”), which is comprised of a majority of directors nominated by Misys.

The selection of directors is further described below under the heading “—Nominations for Directors” below.

Pursuant to the Relationship Agreement entered into between Allscripts and Misys, if Misys’ ownership of our common stock drops below certain specified levels, beginning at 50%, then the Nominating and Governance Committee’s right to nominate directors for election will be proportionately reduced and the Independent Nominating Committee will nominate such directors.

From January 1, 2008 until October 9, 2008, the members of our board were M. Fazle Husain, Bernard Goldstein, Robert A. Compton, Marcel L. “Gus” Gamache, Glen Tullman, Philip D. Green and Michael J. Kluger. Additionally, John McConnell was a director from January 1, 2008 through his resignation from the board on March 17, 2008. Since October 10, 2008, the members of our board have been Marcel L. “Gus” Gamache, Glen Tullman, Philip D. Green, Michael J. Kluger, Sir Dominic Cadbury, Mike Lawrie, Jim Malone, John King, Cory A. Eaves and Kelly J. Barlow. Mr. Malone served as a director from October 10, 2008 through his resignation from the board effective January 9, 2009.

Based upon information requested from and provided by each director concerning his background and employment and affiliations, including family relationships, our board determined that each of Messrs. Gamache, Green and Kluger was an independent director.

During 2008, our board met 14 times. From January 1, 2009 through May 31, 2009, our board met four times. In addition to meetings of the full board, directors attended meetings of the board committees. During 2008 and from January 1, 2009 through May 31, 2009, all board members attended at least 75% of the board meetings and requisite committee meetings during the period of their service. Allscripts has standing Audit, Compensation, and Nominating and Governance Committees and since October 10, 2008 has had a standing Independent Nominating Committee. Each committee is governed by a charter approved by the board.

Philip Green serves as the lead independent director and focuses on key governance issues, board self-evaluations and the Chief Executive Officer evaluation.

Audit Committee

The Audit Committee is responsible for ensuring the integrity of the financial information reported by Allscripts. In accordance with its written charter, the Audit Committee is directly responsible for appointment, compensation, retention and oversight of the work of the independent auditor, approves the scope of annual audits performed by the independent auditor and reviews the results of those audits. In addition, the Audit

Committee oversees the accounting and financial reporting process of Allscripts and meets with management, the independent auditors and Allscripts internal staff to review audit results and opinions, as well as financial, accounting and internal control matters. The Audit Committee also is responsible for reviewing all related party transactions and has the authority to approve all such transactions.

From January 1, 2008 through October 9, 2008, the members of the Audit Committee were Michael J. Kluger (Chairman), Marcel L. “Gus” Gamache and Bernard Goldstein. Since October 10, 2008, the members of the Audit Committee have been Messrs. Kluger, Gamache and Green. Mr. Gamache serves as the Chairman of the Audit Committee. The board of directors has determined that each of the members of the Audit Committee is independent in accordance with the regulations of the SEC and the listing standards of NASDAQ. In addition, the board has determined that each member of the Audit Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the board has determined that Mr. Gamache is an “audit committee financial expert” under the rules of the SEC. The Audit Committee has adopted a charter that specifies the composition and responsibilities of the committee. A copy of the Audit Committee Charter is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary, Lee Shapiro, at Allscripts-Misys Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. During 2008, the Audit Committee met seven times. From January 1, 2009 through May 31, 2009, the Audit Committee met four times.

Compensation Committee

The Compensation Committee determines executive officers’ salaries, bonuses and other compensation and administers our Amended and Restated 1993 Stock Incentive Plan and our 2001 Non-statutory Stock Option Plan. Additionally, the Compensation Committee makes recommendations to the board regarding the compensation of non-management directors. Pursuant to our by-laws, the members of the Compensation Committee are to be our Chairman and two independent directors. The Compensation Committee has the power to delegate its authority to one or more subcommittees composed of two members, each of whom is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

From January 1, 2008 through October 9, 2008, Philip D. Green (Chairman), M. Fazle Husain and Michael J. Kluger served on the Compensation Committee. From October 10, 2008 through May 31, 2009, the members of the Compensation Committee have been Messrs. Lawrie, Green and Kluger. Mr. Lawrie serves as the Chairman of the Compensation Committee. The board of directors has determined that each of the members of the Compensation Committee, other than Mr. Lawrie, is independent in accordance with the regulations of the SEC and the listing standards of NASDAQ. The Compensation Committee has adopted a charter that specifies the composition and responsibilities of the Compensation Committee, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at Allscripts-Misys Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. During 2008, the Compensation Committee met four times. From January 1, 2009 through May 31, 2009, the Compensation Committee met two times.

The Compensation Committee periodically reviews the compensation program for non-employee directors in comparison to the practices of a peer group. Based upon this review, the Compensation Committee may recommend to the board adjustments to the compensation of non-employee directors to bring director compensation in line with competitive practices. Additionally, in January 2009 the Company engaged Watson Wyatt to compile a market study of director compensation. Based in part on the results of this study, the Compensation Committee implemented, effective as of December 1, 2008, a new director compensation program as discussed below. The pay objective for non-employee directors is to provide a competitive level and mix of pay that enhances Allscripts’ ability to attract and retain highly qualified directors. For additional information regarding the Compensation Committee and the role of the Chief Executive Officer regarding individual compensation actions, see “Executive Compensation—Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee leads the board in its annual review of the board’s performance; reviews and assesses succession planning; and makes recommendations to the board with respect to the assignment of individual directors to various committees. In addition, the Nominating and Governance Committee has authority to nominate up to six directors, each for directorships previously held by directors other than the chief executive officer or an independent director, to stand for election by stockholders. The Nominating and Governance Committee has adopted a charter that specifies its composition and responsibilities, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at Allscripts-Misys Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

From January 1, 2008 through October 9, 2008, Marcel L. “Gus” Gamache and Philip D. Green served on the Nominating and Governance Committee. Since October 10, 2008, Messrs. Lawrie, King and Gamache have served on the Nominating and Governance Committee, with Mr. Gamache serving as chairman. During 2008, the Nominating and Governance Committee met one time, From January 1, 2009 through May 31, 2009, the Nominating and Governance Committee did not meet.

Independent Nominating Committee

The Independent Nominating Committee, which was formed on October 10, 2008, is comprised of three independent directors and its responsibilities include:

•	nominating to the board three (3) independent directors and the chief executive officer for directorships;

•	nominating to the board replacements for vacancies on the board of independent directors and the chief executive officer;

•	reviewing and assessing management’s succession planning and report any action they deem necessary or appropriate; and

•	reviewing and assessing the independence of directors in light of the requirements of NASDAQ and recommend any changes to the board.

The Independent Nominating Committee has adopted a charter that specifies its composition and responsibilities, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at Allscripts-Misys Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

Marcel L. “Gus” Gamache, Philip D. Green and Michael Kluger serve on the Independent Nominating Committee, with Mr. Gamache serving as Chairman. The board has determined that each of the current members of the Independent Nominating Committee is independent in accordance with the regulations of the SEC and the listing standards of NASDAQ. From its inception through May 31, 2009, the Independent Nominating Committee did not meet.

Communications with Directors

Interested parties may communicate concerns to any of our non-management directors by writing to the director in care of our Secretary at Allscripts-Misys Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. In accordance with the policy adopted by our non-management directors, our Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-management director and will regularly provide the non-management directors with a summary of all communications addressed to non-management directors.

Nominations for Directors

The Nominating and Governance Committee and the Independent Nominating Committee share responsibility, as detailed above, for the proposal of nominees for service as directors and each will consider recommendations offered by stockholders in accordance with our by-laws. Individuals are selected as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business and willingness to devote the necessary time to board duties. An existing director’s qualifications in meeting these criteria are considered each time such director is re-nominated for board membership. Assuming that appropriate biographical and background information is provided to the Nominating and Governance Committee and the Independent Nominating Committee, as the case may be, such committee would apply the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

The Nominating and Governance Committee and the Independent Nominating Committee may hire outside advisors to assist in identifying and/or evaluating potential director nominees. Neither committee utilized outside advisors in deciding to nominate the director candidates for the upcoming annual meeting of stockholders. If you wish to recommend a nominee for director for the 2010 Annual Meeting of Stockholders, pursuant to our by-laws, our Secretary must receive your written nomination not less than 120 nor more than 150 days prior to the anniversary of the date of the 2009 Annual Meeting of Stockholders. You should submit your proposal to the Secretary at Allscripts-Misys Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of Allscripts common stock entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nominations; (4) any other information that the rules of the SEC require to be included in a proxy statement; and (5) the nominee’s agreement to serve as a director, if elected.

Attendance at Annual Meeting

All members of our board of directors are invited to attend our annual meeting of stockholders. Their attendance, however, is not required. Last year, Mr. Tullman represented the board at our annual meeting via video conference.

Stock Ownership Requirements

Effective as of December 1, 2009, all directors will be subject to a minimum stock ownership requirement (including stock options, restricted stock and restricted stock units) of $160,000 in value, which is four times the basic annual fee for service as a director.

Director Compensation

Each director other than Mr. Lawrie, Mr. Tullman, Sir Dominic Cadbury and, prior to his resignation as an officer of Misys, Mr. Eaves, is paid a fee of $10,000 per quarter, and each non-employee director is reimbursed for travel expenses incurred when attending meetings. Under our Amended and Restated 1993 Stock Incentive Plan, independent directors are eligible to receive stock awards in the form of stock options, restricted stock or restricted stock units at the discretion of the board of directors or the Compensation Committee. In 2009, the Company made restricted stock unit grants, each of which was $125,000 in grant date fair value, to the three independent directors of the Company. In addition, the Chairman of the Audit, Compensation and Nominating and Governance Committees received an additional $20,000, $10,000 and $10,000, respectively for their services as Chairman of the respective committees. Mr. Tullman, who is our Chief Executive Officer, and Mr. Lawrie, who is our Chairman, do not receive any additional compensation for services as a director.

2008/2009 Non-Employee Director Compensation Table

The table below summarizes compensation for non-employee directors during 2008 and, other than for Messrs. Compton, Goldstein, Husain and McConnell, who were no longer serving as directors, from January 1, 2009 through the end of our 2009 fiscal year on May 31, 2009.

	Year		Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)(4)(5)	Total ($)
Kelly J. Barlow (4)	2008		—	—	—
	2009	*	20,000	—	20,000
Sir Dominic Cadbury	2008		—	—	—
	2009	*	—	—	—
Cory A. Eaves	2008		—	—	—
	2009	*	—	—	—
John King	2008		—	—	—
	2009	*	20,000	—	20,000
Jim Malone	2008		—	—	—
	2009	*	—	—	—
Marcel L. “Gus” Gamache	2008		3,000	38,206	41,206
	2009	*	35,000	41,439	76,439
Philip D. Green	2008		4,500	25,471	29,971
	2009	*	20,000	41,439	61,439
Michael J. Kluger	2008		4,500	38,222	42,722
	2009	*	20,000	41,439	61,439
Robert A. Compton (6)	2008		3,000	50,957	53,957
Bernard Goldstein (6)	2008		3,000	25,471	28,471
M. Fazle Husain (6)	2008		1,500	25,471	26,971
John P. McConnell (6)	2008		1,500	—	1,500

*	The amounts in the table for “2009” are for the period from January 1, 2009 through the end of our 2009 fiscal year on May 31, 2009.

(1)	This column reports the amount of cash compensation earned in the applicable period. For 2009, each non-employee director receives a fee of $10,000 per quarter. For 2008, Each non-employee director received a fee of $1,500 for attendance at board meetings. No fees were paid for telephonic meetings. We reimburse each non-employee director for expenses associated with attending board and committee meetings and other board-related activities.

(2)	The dollar value represents the amount Allscripts recognized for financial statement reporting purposes in the applicable period in accordance with Statement of Financial Accounting Standards No. 123 (Revised), “Share-Based Payment” (FAS 123(R)) for restricted stock awards. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award, which is calculated as the market price on the date of grant multiplied by the number of shares of restricted stock units underlying such grant, and is recognized as expense over the requisite service period, which is the vesting period. For purposes of this table and in accordance with SEC disclosure rules, we have disregarded the estimate of forfeitures related to service-based vesting conditions. The restricted stock awards vest 25% on each of the first four anniversary dates from the grant date. Such awards become fully vested in the event of a “Change of Control” of Allscripts, as defined in the Restricted Stock Award Agreements relating to such grants, and, as to each director, in the event such director is not re-elected to the Allscripts board of directors. In connection with the consummation of the Transactions, all restricted stock unit awards granted to our directors prior to March of 2008 and all options and restricted stock awards vested in full. See Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2009 for additional information regarding the application of FAS 123(R) in fiscal 2009.

(3)	The following table displays the restricted stock units held by independent directors as of May 31, 2009:

	Grant Date of Stock Award	Restricted Stock Units(#)	Grant Date Fair Value($)
Marcel L. “Gus” Gamache	1/30/2009	14,846	125,003
Philip D. Green	1/30/2009	14,846	125,003
Michael J. Kluger	1/30/2009	14,846	125,003

No other non-employee director holds restricted stock units.

(4)	Mr. Barlow’s fees are paid to ValueAct Capital.

(5)	The following table displays the aggregate number of options held by each independent director as of May 31, 2009:

Number of Shares Underlying Options(#)
Marcel L. “Gus” Gamache	83,918
Philip D. Green	—
Michael J. Kluger	131,052

No other non-employee director holds options.

(6)	Messrs. Compton, Goldstein and Husain resigned from the board on October 10, 2008 in connection with the closing of the Transactions. Mr. McConnell submitted his letter of resignation, which was effective on March 17, 2008.

Executive Officers

Following is certain information about the executive officers of Allscripts as of August 17, 2009, based on information furnished by them.

Mike Lawrie, 56, was appointed chairman of our board of directors in October 2008. Mr. Lawrie is the Chief Executive Officer and has been a member of the board of directors of Misys since November 2006. Mr. Lawrie was previously a general partner with ValueAct Capital, ValueAct Capital, an investment partnership engaged in public and private equity investing. Prior to that, he was Chief Executive Officer of Siebel Systems Inc., the international software and solutions company, from 2004 to 2005. Mr. Lawrie spent 27 years with IBM where he rose to become Senior Vice President and Group Executive with responsibility for sales and distribution of all IBM products and services worldwide. Previously at IBM he was the General Manager for all operations in Europe, the Middle East and Africa. He previously served on the US Advisory board of NTT DoCoMo and as a director of SSA Global, Inc, Symbol Technology, Inc. and Good Technology, Inc. Mr. Lawrie is a former trustee of Ohio University. Mr. Lawrie serves on the board of Drexel University and is a non-executive director of Juniper Networks, Inc.

Glen E. Tullman, 50, joined Allscripts as Chief Executive Officer in August 1997 to lead our transition into the Healthcare Information Sector. In May 1999, Mr. Tullman was elected to our board of directors. Prior to joining Allscripts, from October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman served in a number of management roles, including President and Chief Operating Officer, of CCC Information Services, Inc., a provider of information systems to property and casualty insurers. Mr. Tullman currently serves on the International Board of the Juvenile Diabetes Research Foundation.

William J. Davis, 41, became our Chief Financial Officer in October 2002, and is responsible for Allscripts’ financial operations. Mr. Davis was the Chief Financial Officer of Lante Corporation, an Internet consulting company, from 2000 until August 2002 and was Controller of Lante Corporation from 1999 through 2000. From 1991 through 1999, Mr. Davis was a Senior Manager in the Technology Group of PricewaterhouseCoopers LLP. Mr. Davis currently serves on the board of directors of SXC Health Solutions Corp.

Lee A. Shapiro, 53, became President of Allscripts in 2002 and has been with Allscripts since April 2000. Mr. Shapiro has directed our strategic initiatives, including our transaction with Misys, the sale of our Physician’s Interactive and Medication Services Group and the acquisitions of A4 Health Systems, Inc., ChannelHealth Incorporated, Advanced Imaging Concepts, Inc. and RxCentric. Prior to joining Allscripts, Mr. Shapiro was the Chief Operating Officer of Douglas Elliman-Beitler, a commercial office management and development company, where he directed all business activities throughout the United States. Previously, Mr. Shapiro was President of SES Properties, Inc., a closely held, fully integrated real estate company based in Carlsbad, California. Concurrently, Mr. Shapiro formed City Financial Bancorp and served as its Vice Chairman, responsible for acquisition of financial institutions, financing, regulatory issues, legal affairs, review and restructuring of operations and the ultimate sale of the company. Mr. Shapiro also practiced commercial law at Barack, Ferrazzano, Kirschbaum, Perlman & Nagelberg, a Chicago law firm. Mr. Shapiro currently serves on the board of directors of Physicians Interactive and the board of advisors of Opus North. Mr. Shapiro also serves as an officer and director of the Gastro-Intestinal Research Foundation.

Eileen McPartland, 54, became Chief Operating Officer of Allscripts on June 1, 2009. Ms. McPartland is responsible for the operations of Allscripts’ development, service, support and associated teams. From January of 2007 through June 1, 2009, Ms. McPartland served as Executive Vice President of Global Sales and Services for Misys, where she led the effort to build Misys’ services and solutions offering to customers across banking and healthcare businesses. Prior to joining Misys, Ms. McPartland was Senior Vice President, North America Consulting, at Oracle Corporation. In that position, she held responsibility for Oracle’s application, technology and Indian offshore consulting practices. Prior to that, Ms. McPartland held the position of Senior Vice President, Global Services at Siebel Systems (now a part of Oracle), leading the Americas, Europe and Asia. Before joining Siebel Systems, Ms. McPartland was vice president and general manager of Gartner Research, where she oversaw a global research operation that supports more than 11,000 client companies worldwide.

Jeff A. Surges, 42, joined Allscripts in December 2007 in connection with Allscripts’ acquisition of ECIN. Mr. Surges currently is the Group President of Sales, and Mr. Surges is responsible for company-wide sales. Mr. Surges has nearly 20 years of experience managing high-growth technology companies in the healthcare and information services industries, most recently serving as President and Chief Executive Officer of ECIN before being acquired by Allscripts. Prior to joining ECIN in October 1999, Mr. Surges was General Manager of McKessonHBOC’s Resource Management Group, a supply management and healthcare information technology company. Mr. Surges joined HBOC in 1997 in connection with its acquisition of Enterprise Systems, Inc.

Brian D. Vandenberg, 47, joined Allscripts in January 2004. Mr. Vandenberg is our Senior Vice President and General Counsel and is responsible for all legal affairs. Prior to joining Allscripts in 2004, Mr. Vandenberg was General Counsel and Senior Vice President- Corporate Development at uBid, Inc., an online auction technology company. Earlier, he was engaged in private law practice. Mr. Vandenberg holds a J.D. degree from DePaul University College of Law, and a B.S. in Psychology from the University of Wisconsin—LaCrosse.

Ownership of Allscripts Common Stock

The following table sets forth the number of shares of Allscripts common stock beneficially owned as of August 17, 2009 by:

•	our “Named Executive Officers” or “NEOs”;

•	each director;

•	all directors and executive officers as a group; and

•	each stockholder that we know to own beneficially more than 5% of Allscripts common stock based on information filed with the Securities and Exchange Commission.

Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission (“SEC”) to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares that the holder can vote or transfer and stock options and warrants that are exercisable currently or become exercisable within 60 days. These shares are considered to be outstanding for the purpose of calculating the percentage of outstanding Allscripts common stock owned by a particular stockholder, but are not considered to be outstanding for the purpose of calculating the percentage ownership of any other person. Percentage of ownership is based on 144,901,267 total shares of Allscripts common stock outstanding as of August 17, 2009, the record date for the annual meeting. Except as otherwise noted, the stockholders named in this table have sole voting and dispositive power for all shares shown as beneficially owned by them.

Named Executive Officers and Directors (1)	Shares of Common Stock Beneficially Owned (2)	Options Exercisable and Restricted Stock Units Vesting Within 60 Days	Total	Percent of Class
Glen E. Tullman	1,097,532	763,646	1,861,178	1.3%
William J. Davis	340,500	256,122	596,622	*
Lee A. Shapiro	370,680	603,545	974,225	*
Laurie A.S. McGraw	319,224	147,501	466,725
R. L. (Vern) Davenport	149,861	—	149,861	*
Kelly J. Barlow	—	—	—	*
Sir Dominic Cadbury	10,000	—	10,000	*
Cory A. Eaves	—	—	—	*
Marcel L. “Gus” Gamache	19,391	83,918	103,309	*
Philip D. Green	116,986	—	116,986	*
John G King	10,000	—	10,000	*
Michael J. Kluger	95,591	81,052	176,643	*
Michael Lawrie	70,000	—	70,000	*
All directors and executive officers as a group (17 persons)	2,804,969	1,935,784	4,740,753	3.3%

5% Stockholders	Shares of Common Stock Beneficially Owned	Percent of Class
Misys plc (3)	79,811,511	55.1

*	Amount represents less than 1% of our common stock.

(1)	Unless otherwise set forth in the following footnotes, the address of each beneficial owner is 222 Merchandise Mart Plaza, Suite 2024, Chicago, IL 60654.

(2)	Beneficial ownership does not include unvested shares of restricted stock units, including performance based restricted stock units, which do not vest within 60 days as follows: Mr. Tullman—550,169 units; Mr. Davis—323,251 units; Mr. Shapiro—342,403 units; Ms. McGraw—260,867 units; Mr. Davenport—191,695 units; Mr. Gamache—14,846 units; Mr. Green—14,846 units; Mr. Kluger—14,846 units; and all directors and executive officers as a group (17 persons)—2,181,566 units.

(3)	Based upon information contained in a Schedule 13D/A filed with the SEC on February 11, 2009, as updated by a Form 4 filed by Misys on June 1, 2009, Misys has shared and dispositive power with two of its subsidiaries, Misys Patriot US Holdings LLC and Misys Patriot Limited with respect to 79,811,511 shares as of May 31, 2009. The address for Misys is One Kingdom Street, Paddington, London W2 6BL, UK.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and 10% stockholders to file reports of ownership and changes of ownership of Allscripts’ common stock with the SEC. Based on a review of copies of these reports and amendments provided to us and written representations from executive officers and directors, we believe that, during 2008 and during the subsequent period through the date of this proxy statement, the following reports were not filed on a timely basis: Ms. McPartland—one report relating to her becoming subject to Section 16(a), Mr. Tullman—two reports related to gifts of shares. Mr Gamache—one report relating to the acquisition of shares, Mr. Green and Ms. McGraw—one report each relating to the acquisition of shares in connection with the exercise of stock options, Mr. Kluger—one report related to the acquisition of restricted stock units, Mr. Shapiro—one report related to the acquisition of shares upon exercise of a warrant, Mr. Cull—two reports related to withholding of shares in payment of tax liability upon vesting of restricted stock units, Mr. Bulkley—one report related to the disposition of shares and Mr. Surges—one report related to withholding of shares in payment of tax liability upon vesting of restricted stock units.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (as used in this section, “the Company” refers to Allscripts)

General

Michael Lawrie, Philip D. Green and Michael J. Kluger are the current members of the Compensation Committee. As a result of our “controlled company” status, we are not required to have a compensation committee composed solely of independent directors. The board of directors has determined that Mr. Green and Mr. Kluger are each independent as defined in Rule 4200(a)(15) of the NASDAQ’s listing standards. Pursuant to the Compensation Committee charter, the Compensation Committee has the sole authority to determine the compensation of the Company’s Chief Executive Officer, to review and approve the compensation of the Company’s other executive officers, and to review the compensation of the Company’s directors and recommend changes in the directors’ compensation to the Board of Directors. The Committee also oversees the administration of the Company’s incentive compensation plans, equity-based compensation plans and any material employee benefit, bonus, retirement, severance or other compensation plan.

Completion of Transactions

As noted above, in connection with the consummation of the Transactions, we changed our fiscal year end from December 31 to May 31. For accounting purposes, the Transactions are treated as a “reverse acquisition,” with Misys Healthcare deemed to be the accounting acquirer. As a result of the reverse acquisition accounting, Misys Healthcare’s financial statements became our historical financial statements. Please refer to our Form 10-K for the fiscal year ended May 31, 2009 for more information. However, a portion of the following discussion and tables set forth information with regard to compensation for services rendered to legacy Allscripts Healthcare Solutions, Inc. for periods prior to the consummation of the Transactions on October 10, 2008, which is derived from the historical financial statements of legacy Allscripts. We are presenting information both for calendar 2008, which we refer to as “2008” and is derived in part from the historical financial statements of legacy Allscripts prior to October 10, 2008, and for the period from January 1, 2009 through the end of our 2009 fiscal year on May 31, 2009, which we refer to as the “Transitional 2009 Period.”

The composition of our Compensation Committee changed as a result of the Transactions. Prior to the Transactions, our Compensation Committee consisted of three directors, each of whom was independent. As a result of the Combination, the Compensation Committee consists of two independent directors and one director designated by Misys. For additional information regarding the Compensation Committee and its charter, see “Corporate Governance Matters—Meetings and Committees of the Board of Directors—Compensation Committee” above. In this Compensation Discussion and Analysis, when we refer to the Compensation Committee, we are referring to the committee serving at the time the compensation decision was made.

The combination of Allscripts and Misys Healthcare has had a significant impact on the business scope and environment in which we operate. The significant increase in the size and complexity of our business subsequent to the Transactions has increased the roles and responsibilities of many of our executives. The increased business scope and responsibilities has further raised the bar for the caliber of talent that we are required to attract and retain for our success. Additionally, our compensation programs include additional components as they were revised or modified to reflect certain components of Misys’ compensation program. Furthermore, as noted below under “Summary Compensation Table” several of our key executives received transaction bonuses in recognition of their roles in the successful completion of the Transactions pursuant to their employment agreements.

Executive Pay Policy

The Compensation Committee seeks to establish and implement a compensation system for the Company’s executive officers that is performance-oriented and designed to meet the following objectives:

•	Enable the Company to attract, motivate and retain its executive officers by providing incentives which are competitive in the executive market;

•	Reward outstanding performance for an individual’s direct contribution to company and business unit goals;

•	Provide long-term incentive compensation through equity grants;

•	Provide for compensation that is both externally competitive and internally equitable; and

•	Ensure our officers’ compensation is aligned with our corporate strategies and business objectives, and the long-term interest of our stockholders.

The principal components of the compensation program for the Company’s executive officers are base salary, cash payments under an annual bonus award plan and long-term incentive compensation in the form of restricted stock units. The Company also provides a 401(k) retirement savings plan with matching contributions, group health and welfare plans, group term life insurance and severance benefits upon a termination of employment under certain circumstances, including following a change of control of the Company. The Company does not maintain supplemental retirement programs or defined benefit pension plans for its executive officers because the Compensation Committee believes that the existing compensation arrangements enable the Company’s executive officers to adequately plan for their retirement.

Under the direction of the Compensation Committee, the Company has entered into employment agreements with each of its Named Executive Officers, or NEOs. Based on its experience with the Company, the Committee believes that employment agreements with shorter terms and annual performance reviews promote better performance by Company executives. One component of the NEO employment agreements is the severance arrangements. Each employment agreement provides for the payment of specified severance benefits upon termination of the NEO’s employment with the Company under certain circumstances. The Committee believes that it is necessary to enter into severance arrangements in order to attract and retain qualified executive officers. For a detailed discussion of the Company’s employment agreements with its NEOs, see “Potential Payments Upon Termination or Change of Control” included in this proxy statement.

Compensation Procedures

Role of Management. The role of the Compensation Committee is to align the executive compensation program with stockholders’ interests and our business strategy. The Compensation Committee believes this alignment can be best achieved by consulting with our senior management because of their familiarity with our day-to-day operations. As such, management provides the Compensation Committee with valuable insights into our day-to-day operations, what kinds of rewards and incentives are effective, and recommendations for compensation decisions. In 2008 and the Transitional 2009 Period, the Compensation Committee consulted with Messrs. Tullman, Shapiro and Davis in formulating compensation plans and members of that group attended Compensation Committee meetings. No executive officer participates in the Compensation Committee’s deliberations over any component of his or her own compensation.

Role of Misys plc. Prior to the consummation of the Transactions, and after the key business terms of the Transactions had been agreed to, Misys negotiated amended and restated employment agreements with our NEOs, which set base salaries, target bonus levels and retention bonuses. These employment agreements also established the level of the October 2008 equity award grants to our NEOs. The terms agreed to between Misys and our NEOs in large part determined the compensation of the NEOs in the Transitional 2009 Period. Misys

also required that twenty percent of the initial equity awards granted after closing of the Transactions be given in the form of no cost performance-based options to acquire ordinary shares of Misys.

Since completion of the Transactions, the Compensation Committee also has regularly consulted with internal management at Misys for input into compensation decisions for the Named Executive Officers. Misys and its board of directors also are responsible for the administration of the Misys Omnibus Share plan under which Misys share and option incentive awards are granted.

Market Analysis. The Compensation Committee relies on various sources of information to establish and maintain the Company’s compensation programs and also relies on the experience and knowledge it has gained over the years from the administration of the Company’s compensation programs. The Compensation Committee also considers information and recommendations provided to it by management, including benchmarking data that management has obtained from third parties. No executive officer participates in the Compensation Committee’s deliberations over any component of his or her own compensation.

The Compensation Committee engaged an outside firm to prepare a compensation analysis report that was provided to the Compensation Committee in January 2008. The compensation analysis report used compensation data made available from a nationally recognized executive compensation database, and it compared the compensation of Allscripts’ Chief Executive Officer, Chief Financial Officer and President to the compensation of similar executives at the companies included in the following peer group:

Healthcare Software Companies	Software Companies
Eclipsys Corporation	Quest Software, Inc.
The Trizetto Group, Inc.	Informatica Corporation
Quality Systems, Inc.	Wind River Systems, Inc.
Cerner Corporation	MicroStrategy, Inc.
Progress Software Corporation
Verint Systems, Inc.
Lawson Software, Inc.

The compensation figures in the analysis were prepared with information available as of January 21, 2008 and were reported for each company’s last fiscal year furnished in a proxy statement. Due to the timing of proxy filings this translates to using data points in the compensation report which are generally two years old. Using the data compiled in the compensation study, our executive officers fell in the following compensation ranges when compared to the peer group. The metrics evaluated to arrive at total compensation include salary, annual bonus, stock awards and stock options valued at grant date fair value and other compensation as reported in the “Summary Compensation Table” included in this proxy statement.

	CEO	CFO	President	COO
Minimum 2006 Total Compensation	$623,400	$339,300	$364,600	$520,400
Maximum 2006 Total Compensation	$4,918,800	$5,069,700	$1,747,800	$8,848,000
Average 2006 Total Compensation	$1,939,000	$1,456,800	$1,036,100	$2,042,900
Allscripts 2006 Total Compensation	$1,103,500	$784,700	$885,500	$759,800
Allscripts Ranking	6 of 12	9 of 12	7 of 11	8 of 11
Allscripts Percentile	50th	28th	41st	23rd

Based on the compensation data gathered in January 2008, and with the rationale of more closely aligning compensation to that of the peer group, the minimum and maximum total target annual compensation amounts for 2008, based on salary, bonus, long-term incentive compensation, retirement and perquisites, shown in the table below were recommended by the firm for the following Allscripts’ executives. The Compensation Committee did not set compensation at a predetermined percentile of the peer group reviewed, but rather used this market data to ensure that the compensation being offered to executive officers was competitive in the marketplace. The Compensation Committee also used this market data to ensure that the compensation being paid by the Company was not outside of the peer ranges.

Title	Minimum Total Target Annual Compensation	Maximum Total Target Annual Compensation
Chief Executive Officer	$1,250,000	$2,600,000
Chief Financial Officer	$650,000	$1,100,000
President	$962,500	$1,500,000
Chief Operating Officer	$962,500	$1,500,000

Based on Allscripts’ overall financial growth and the compensation analysis above, the Compensation Committee increased Allscripts’ executive salaries effective February 15, 2008, and issued restricted stock units to our executives during January 2008 to bring our executive compensation packages more in line with target compensation ranges.

Committee Process. As discussed above, the Compensation Committee continually reviews both the Company’s compensation philosophy and the actual compensation being paid. The Compensation Committee met, including in executive sessions without any members of management present, to discuss, evaluate and set executive officer compensation. Other than as described above, the Compensation Committee did not engage third party human resource consulting firms in connection with setting executive compensation for 2008 or the Transitional 2009 Period.

Elements of Compensation

The Compensation Committee believes that the Company’s compensation programs for its executive officers are competitive and appropriately designed to attract and retain key employees, reward performance and promote long-term stockholder value. The Compensation Committee plans to continue to review the compensation payable to the Company’s executive officers, periodically evaluate the Company’s compensation practices against competitive data and make changes to the Company’s compensation structure to ensure that the programs are designed and implemented to achieve the Committee’s stated goals. This section describes the various elements of our compensation program for NEOs, together with a discussion of various matters relating to those items. The principal components of compensation for our NEOs were:

•	cash compensation consisting of base salary and cash bonus;

•	equity compensation; and

•	perquisites and other personal benefits.

Base Salary. Base salaries are paid to the Company’s executive officers to compensate them for the performance of their respective job duties and responsibilities. The Compensation Committee reviews base salaries of the Company’s executive officers on an annual basis. In setting annual base salaries, the Compensation Committee takes into consideration the Company’s overall financial and operating performance in the prior year, the Company-wide target for base salary increases for all employees, market and competitive salary information, changes in the scope of an executive officer’s job responsibilities and other relevant factors. The Compensation Committee also reviews the executive officer’s performance and the performance of the divisions, business units and departments for which he is responsible. For the Chief Executive Officer, the Compensation Committee evaluates the Chief Executive Officer’s performance and determines the salary adjustment. For the other executive officers, the Compensation Committee receives an evaluation from the Chief Executive Officer on the executive officer’s performance and a recommendation for a salary adjustment.

In 2008, after taking into account the market data and other factors described above, the Compensation Committee approved salary increases for our NEOs. The salaries received by our NEOs in 2008 represented the following percentage increase from the salaries earned in 2007 (Mr. Davenport is omitted from the table below because he did not receive a salary increase in 2008 as he was not employed by Allscripts prior to October 10, 2008):

Name	2008 Salary Percentage Increase
Glen E. Tullman, Chief Executive Officer	17.76%
William J. Davis, Chief Financial Officer	2.14%
Lee A. Shapiro, President	7.03%
Laurie A.S. McGraw	4.53%

During the Transitional 2009 Period, our NEOs received the base salary negotiated by them with Misys in their respective employment agreements, which, on an annualized basis, was unchanged from the 2008 amount earned by Mr. Davenport and represented increases of 25.14% for Mr. Tullman, 4.03% for Mr. Davis, 10.95% for Mr. Shapiro and 7.22% for Ms. McGraw from their respective salaries earned in 2008. Subsequent to the closing of the Transactions, the Compensation Committee approved an increase in Mr. Shapiro’s base salary from $475,000 to $600,000, which was effective as of June 13, 2009. Based on the competitive salary information discussed below under “2010 Compensation Program,” the Compensation Committee approved a base salary increase for our Chief Executive Officer of $50,000, to $750,000, for fiscal year 2010. Such salary adjustment was effective as of August 1, 2009. None of our other NEOs received a salary increase for fiscal year 2010.

Cash Bonuses/Annual Employee Incentive Compensation Plan. Prior to the completion of the Transactions, the Company maintained one cash bonus plan, the Executive Management Bonus Plan (the “EMBP”), in which NEOs participated. Subsequent to the consummation of the Transactions, the Executive Management Bonus Plan was replaced by the AllscriptsMisys Incentive Plan 2008/2009 (the “Cash Incentive Plan”). The EMBP and the Cash Incentive Plan, which are each described below, provided cash compensation to NEOs only upon, and to the extent of the attainment of personal and business objectives. As a result of the consummation of the Transactions, certain retention bonuses, as described below, were also paid to our NEOs.

EMBP. The EMBP was effective for the first three fiscal quarters of 2008 for legacy Allscripts, which ended September 30, 2008. The EMBP applied to all NEOs and provided for payment ranges and targets based on attainment of three performance objectives:

1. Corporate or Business Unit revenue attainment (32% weighting)

2. Corporate or Business Unit operating income attainment (48% weighting)

3. Quarterly attainment of individual objectives (20% weighting)

Performance objectives for the EMBP were developed through a systematic process. Based on a review of business plans, management, including the NEOs, developed preliminary recommendations for Compensation Committee review. The Compensation Committee then reviewed management’s preliminary recommendations and established final financial targets and individual objectives. In establishing final targets, the Committee strove to ensure that the incentives provided pursuant to the EMBP were consistent with the strategic goals set by the board, that the goals set based on the financial budget were sufficiently ambitious so as to provide a meaningful incentive and that bonus payments, assuming target levels of budgeted performance are attained, would be consistent with the overall NEO compensation program established by the Compensation Committee. If target levels of performances are attained, the payout is generally 50% of base salary. The incentive awards under the EMBP were generally determined and paid on a quarterly basis, 45 days following the end of the latest fiscal quarter.

For 2008, the revenue goal to receive a target EMBP payout was $395.8 million and the operating income target, before inclusion of bonus expense, stock-based compensation expense, interest expense and deal-related amortization, was $103.5 million. Due to the completion of the Transactions on October 10, 2008, as well as certain other one-time costs in the first nine months of 2008, the Compensation Committee used discretion to make the following partial bonus awards to our NEOs under the EMBP based on the Company’s performance in 2008 through September 30, 2008 (Mr. Davenport is omitted from the table below because he did not receive payments under the EMBP):

Name	January 1, 2008 – September 30, 2008 EMBP Payment
Glen E. Tullman	$30,000
William J. Davis	$30,000
Lee A. Shapiro	$30,000
Lawrie A.S. McGraw	$23,500

Cash Incentive Plan. The Cash Incentive Plan replaced the EMBP described above after completion of the Transactions on October 10, 2009. Performance objectives for the Cash Incentive Plan are developed through a systematic process. Based on a review of business plans, management, including the NEOs, develops preliminary recommendations for Compensation Committee review. The Compensation Committee reviews management’s preliminary recommendations and establishes final financial targets and individual objectives. In establishing final targets, the Compensation Committee strives to ensure that the incentives provided pursuant to the Cash Incentive Plan are consistent with the strategic goals set by the Board, that the goals set based on the financial budget are sufficiently ambitious so as to provide a meaningful incentive and that bonus payments, assuming target levels of budgeted performance are attained, will be consistent with the overall NEO compensation program established by the Committee. If target levels of performances were attained, the payout for fiscal 2009 was generally 75% of base salary. However, this target level of base salary was prorated to account for the fact that the Cash Incentive Plan was not effective for the entire fiscal year 2009.

For fiscal year 2009, the minimum adjusted income from operations threshold, which was calculated as GAAP income from operations plus an add back of deal related amortization and one-time costs related to the Transactions, which we refer to in this proxy statement as Adjusted Income from Operations, to receive a target Cash Incentive Plan payout was $112.9 million, with 100% of the target bonus funded at an Adjusted Income from Operations threshold of $128.2 million and maximum funding of 150% of target for Adjusted Income from Operations at or in excess of $146.8 million. The actual Adjusted Income from Operations for fiscal 2009 was $126.8 million, resulting in 99% of the target bonus being funded under the Cash Incentive Plan. The Compensation Committee then determined the individual awards under the Cash Incentive Plan based on achievement of pre-determined Company-wide, business unit and personal objectives, including strategy, customer satisfaction, synergies relating to the Transactions and operating margins. The Compensation Committee also used discretion to adjust NEO awards. In the case of Mr. Davenport and Ms. McGraw, the Compensation Committee used discretion to reduce their award because their respective business units performed below budget. In recognition of the successful completion of the dispositions of the Company’s Physicians Interactive and Medication Services Group businesses in fiscal 2009, the Compensation Committee used discretion to increase the award to Mr. Shapiro. The awards made to Messrs. Tullman and Davis where near their respective target, consistent with the Company’s overall performance.

As a result of this process, the following payments were made to our NEOs under the Cash Incentive Plan for the period from October 1, 2008 through May 31, 2009 (target amounts are also shown below):

Name	October 1, 2008 – May 31, 2009 Cash Incentive Plan Target Amount	October 1, 2008 – May 31, 2009 Cash Incentive Plan Payment
Glen E. Tullman	$394,000	$394,000
William J. Davis	$239,000	$180,000
Lee A. Shapiro	$267,000	$347,000
Lawrie A.S. McGraw	$183,000	$100,000
R. L. (Vern) Davenport	$338,000	$198,000

Transaction Related Bonuses. As negotiated by Misys and our NEOs, as a result of the consummation of the Transactions, the following retention bonus payments were made on January 2, 2009:

Key Executive	Retention Bonus Payment
Glen Tullman	$1,785,000
Lee Shapiro	$1,211,250
William Davis	$1,083,750
Lawrie A.S. McGraw	$413,950
R. L. (Vern) Davenport	$225,000

Stock-Based Awards. Under our Amended and Restated 1993 Stock Incentive Plan, the Compensation Committee may grant executive officers and other employees incentive and non-qualified stock options, restricted stock and other forms of stock-based awards. Additionally, a portion of the initial equity awards made after the closing of the Transactions was in the form of no cost options to acquire ordinary shares of Misys under Misys’ Omnibus Share Plan. On January 1, 2006, Allscripts adopted Statement of Financial Accounting Standards No. 123 (Revised), “Share-Based Payment” (“FAS 123(R)”). FAS 123(R) requires companies to recognize stock-based compensation expense related to all stock awards issued to employees, including options, in the statement of operations based on their fair values on the date of the grant and after applying an estimated forfeiture rate. Due to the accounting requirements mandated by the adoption of FAS 123(R), Allscripts does not expect to grant options to employees in the future, and instead, expects to use awards of restricted stock units as stock-based incentives to employees. The issuance of restricted stock units for the Company’s executive officers is subject to the Compensation Committee’s discretion and is generally tied to the overall financial and operating performance of the Company, the individual performance of the executive officer and the performance of the business unit, department or function for which he or she is responsible.

Restricted stock unit awards generally vest 25% on each of the first four anniversary dates from the date of grant; however, as a result of the consummation of the Transactions, all restricted stock unit awards and restricted stock awards granted prior to March 2008 vested in full. The holders of restricted stock units are not entitled to vote the underlying shares of the Company’s common stock. Since October 10, 2008, restricted stock unit awards have included a dividend equivalent right entitling the award holder to cash payments on dividends, if any, declared and paid on the Company’s common stock.

The Compensation Committee believes the Stock Incentive Plan and the related issuance of restricted stock units is consistent with its stated objective of establishing an executive compensation system program that aligns the long-term interest of our executive officers with those of our stockholders.

The restricted stock unit grants and no cost options to acquire ordinary shares of Misys awarded to Messrs. Tullman, Davis and Shapiro on October 28, 2008 were awarded pursuant to their amended and restated employment agreements in consideration for each executive agreeing not to trigger the right under the prior employment agreement to severance and other benefits as a result of the closing of the Transactions. The Transitional 2009 Period and, other than as noted in the prior sentence, 2008 restricted stock unit grants set forth below were made by the Compensation Committee based on a number of considerations, including an analysis of compensation arrangements at a number of comparable healthcare technology companies and general software companies listed above, the Company’s year-over-year performance in revenue growth and earnings as compared to prior years and that of other comparable companies, the relative complexity of the business challenges faced by management and the environment in which the Company competes and the desirability of using equity grants to further align the interests of management with the stockholders of the Company.

	Grant Date		Number of Underlying Shares
Glen E. Tullman	01/25/08		133,067
	10/28/08		419,581
	10/28/08	(1)	646,447
William J. Davis	01/25/08		33,266
	10/28/08		279,721
	10/28/08	(1)	407,759
Lee A. Shapiro	01/25/08		49,900
	10/28/08		279,721
	10/28/08	(1)	435,109
Laurie A.S. McGraw	01/25/08		33,266
	10/28/08	(1)	310,791
	01/05/09		209,791
R. L. (Vern) Davenport	08/12/08	(1)	93,620
	10/28/08	(1)	99,453
	01/05/09		139,861
	04/24/09		19,912

(1)	Indicates awards made in the form of options to acquire ordinary shares of Misys.

The restricted stock units granted on January 25, 2008 vested in full as a result of the consummation of the Transactions. All of the other restricted stock unit awards are subject to the Company’s standard four-year vesting schedule. Options to acquire Misys ordinary shares are subject to performance-based vesting conditions. The options to acquire ordinary shares of Misys vest ratably on October 10, 2009, October 10, 2010 and October 10, 2011, subject to the attainment of target levels of Adjusted Income from Operations, for the preceding fiscal year. All equity-based awards are made by the Compensation Committee, or a subcommittee thereof. The Committee does not delegate this responsibility to executive officers. The Compensation Committee has not selected a particular time each year in which equity-based awards are granted. There is no program, plan, or practice to time grants to our executives in coordination with the release of material non-public information. All restricted stock unit grants to executive officers have been in amounts approved solely by the Compensation Committee, or since October 10, 2008, a subcommittee of the Compensation Committee, in each case consisting solely of independent directors. The exercise price of all stock option grants to executive officers has been the closing market price on the date of the grant.

Perquisites

Allscripts generally does not provide its NEOs with significant perquisites and personal benefits in excess of $10,000.

The total perquisites provided to each NEO are described in footnote 4 to the “Summary Compensation Table” included in this proxy statement and includes parking expense payments.

Severance Arrangements in Employment Agreements

Allscripts has entered into severance arrangements as a component of the employment agreements with members of our senior management team, including the NEOs. These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Constructive Discharge,” as these terms are defined in the employment agreements. A termination following a “Change of Control” generally results in the NEOs receiving additional compensation. Additional information regarding the employment agreements, including a quantification of benefits that would have been received by our NEOs had termination occurred on May 31, 2009, is found under the heading “Potential Payments upon Termination or Change-of-Control” in this proxy statement.

The Compensation Committee believes that these severance and change of control arrangements are an important part of overall compensation for our NEOs. The Compensation Committee believes that these agreements help to secure the continued employment and dedication of our NEOs, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change of control. The Compensation Committee also believes that these agreements are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

Stock Ownership Requirements

All of our NEOs, and certain other of our executives, are subject to minimum stock ownership and retention requirements (including stock options, restricted stock and restricted stock units). For our NEOs, these requirements were included in the amended and restated employment agreements negotiated by Misys and approved by our Compensation Committee. An NEO could be terminated by the Company for “Cause” for failure to maintain the minimum level of ownership.

In the case of Messrs. Shapiro, Davis and Davenport and Ms. McGraw, they must maintain an ownership level with a fair market value equal to: (i) 100% of their respective base salaries on October 10, 2008 from October 10, 2008 through October 9, 2009, (ii) 66% of their respective base salaries on October 10, 2008 from October 10, 2009 through October 9, 2010 and (iii) 33% of their respective base salaries on October 10, 2009 from October 10, 2010 through October 9, 2011. In the case of Mr. Tullman, his minimum ownership level is measured as of the same periods noted above for Messrs. Shapiro, Davis and Davenport and Ms. McGraw, but with 200%, 133% and 66% as the required minimum percentages in clauses (i), (ii) and (iii) of the prior sentence, respectively. As of May 31, 2009, each of Messrs. Tullman, Shapiro, Davis and Davenport and Ms. McGraw satisfied the applicable ownership requirements.

Tax Considerations

Under Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the chief executive officer and the other three most highly compensated officers, other than the chief executive officer or the chief financial officer. Certain “performance based compensation” is not included in compensation for purposes of the limit. The structure of Allscripts’ executive compensation program has not historically given rise to Section 162(m) concerns, although in connection with the consummation of the Transactions and the resulting growth of the Company, it has become a focus. To that end, the Company is seeking stockholder approval of the an annual bonus plan as set forth below in Proposal 2 and is also seeking re-approval of the performance measures contained in the 1993 Stock Incentive Plan in Proposal 4 below, each of which is being sought to exempt awards from Section 162(m). Finally, as set forth below under “—2010 Compensation Program,” in July 2009 the Compensation Committee approved, subject to stockholder approval, the grant of performance based restricted stock unit awards. The Compensation Committee recognizes the desirability of preserving the deductibility of payments made to the NEOs and will continue to assess the impact of Section 162(m) on its compensation practices. However, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating and retaining the Company’s key executives.

2010 Compensation Program

The Compensation Committee recently undertook a thorough review of the Company’s compensation program with respect to its NEOs and certain other members of senior management, in particular against those offered by a group of companies that include other healthcare technology companies and general software companies, listed below. As part of this review, the Compensation Committee retained Mercer (U.S.) Inc., an independent compensation consultant. Mercer provides expert knowledge of marketplace trends and best practices relating to competitive pay levels.

Representatives of Mercer delivered a presentation to the Compensation Committee regarding their review of the Company’s compensation program. The representatives compared the compensation program to the compensation programs used by the comparable companies listed below.

Healthcare Technology Companies	Software Companies
Eclipsys Corporation	Quest Software, Inc.
SXC Health Solutions Corp.	Informatica Corporation
IMS Health Inc.	Citrix Systems, Inc.
Cerner Corporation	MicroStrategy, Inc.
Progress Software Corporation
Fair Issac Corp
Lawson Software, Inc.
Epicor Software Corp
BMC Software Inc.
Novell Inc.

The Committee uses these sources of market data, together with the recommendation of Mercer, to ensure that the compensation being paid by the Company is competitive with those of its peer companies and set a “benchmark” for NEO compensation. For fiscal year 2010, the Compensation Committee will seek to set total direct compensation to an amount within a competitive range of the median for similarly situated officers at the comparable companies. However, any benchmark is not applied rigidly in order for the Compensation Committee to retain flexibility to reward superior performance or reduce compensation for unsatisfactory performance.

In fiscal year 2010, the Company’s philosophy and objectives with respect to executive pay will remain unchanged from those described above under “Executive Pay Policies” and the Company will utilize similar compensation programs to those described under “Specific Compensation Programs.” In addition, with a focus on performance based compensation and strengthening the alignment of interests between our stockholders and executives, the Compensation Committee has recently approved, subject to stockholder approval, performance based restricted stock unit awards in addition to traditional time based vesting restricted stock unit awards.

Compensation Committee Report

The Compensation Committee of the board of directors of Allscripts-Misys Healthcare Solutions, Inc. oversees Allscripts’ compensation program on behalf of the board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth above.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009 and Allscripts’ proxy statement to be filed in connection with Allscripts’ 2009 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Michael Lawrie (Chairman)

Philip D. Green

Michael J. Kluger

2009 Summary Compensation Table

The following table shows the total compensation of Allscripts’ Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for 2008 and the Transitional 2009 Period. We refer to these five individuals as “Named Executive Officers” or “NEOs” in this proxy statement.

Name and Principal Position	Year (1)		Salary ($)	Bonus ($)		Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Glen E. Tullman	2009	*	291,667	—		365,873	394,000	12,205	1,063,745
Chief Executive Officer	2008		559,375	1,785,000	(5)	2,436,934	30,000	13,130	4,824,439
	2007		475,000	—		121,512	—	11,488	608,000
	2006		375,000	47,084	(6)	88,007	179,060	7,950	697,101

William J. Davis	2009	*	177,083	—		240,852	180,000	11,575	609,510
Chief Financial Officer	2008		408,541	1,283,750	(5)	778,241	30,000	13,040	2,413,572
	2007		400,000	—		75,956	—	11,565	487,521
	2006		290,000	38,040	(6)	55,001	140,165	7,520	530,726

Lee A. Shapiro	2009	*	197,916	—		244,463	347,000	12,205	801,584
President	2008		428,125	1,361,250	(5)	1,065,010	30,000	13,891	2,823,276
	2007		400,000	—		91,137	—	13,882	505,019
	2006		315,000	37,950		66,011	153,167	8,565	580,693

Laurie A.S. McGraw	2009	*	135,416	—		315,621	109,000	9,633	569,670
Group President, Strategic Client Sales (7)	2008		303,124	413,950	(5)	626,171	23,500	13,040	1,379,785
	2007		290,000	—		49,814	—	85,336	425,150

R. L. (Vern) Davenport	2009	*	188,535	—		504,913	198,000	10,605	902,053
Group President, Government Sector (8)	2008		450,000	535,500	(5)	551,291	—	11,546	1,548,337

*	The amounts in the table for “2009” are for the period from January 1, 2009 through the end of our 2009 fiscal year on May 31, 2009.

(1)	The “Year 2009” represents the Transitional 2009 Period of January 1, 2009 through May 31, 2009.

(2)

Dollar value in the “Stock Awards” column represents the amount the Company recognized in 2006, 2007, 2008 and the Transitional 2009 Period, respectively, as expense for financial statement purposes in accordance with FAS 123(R) with respect to restricted stock awards granted in such years and, in the case of 2008 and 2009, options to acquire ordinary shares of Misys. Under the fair value recognition provisions of FAS 123(R), stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which is the vesting period. For purposes of this table and in accordance with SEC disclosure rules, we have disregarded the estimate of forfeitures related to service-based vesting conditions. The restricted stock unit awards vest 25% on each of the first four anniversary dates from the grant date. Such awards become fully vested in the event of a “Change of Control” of Allscripts, as defined in the Restricted Stock Award Agreements relating to such grants. In connection with the consummation of the Transactions, all restricted stock unit awards granted to our Named Executive Officers prior to March of 2008 vested in full and all remaining expense, if any, in respect of such awards was recorded in 2008. The options to acquire ordinary shares of Misys vest ratably on October 10, 2009, October 10, 2010 and October 10, 2011, subject to the attainment of target levels of Adjusted Income from Operations for the preceding fiscal year. The initial vesting level of such Misys share awards is at achievement of 90% of targeted Adjusted Income from Operations, at which level 25% of that year’s award would vest. See Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended May 31, 2009 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FAS 123(R) in fiscal 2009. See also Note 9 to the Consolidated

Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FAS 123(R). For further information on these awards, see the “Grants of Plan-Based Awards” table in this proxy statement.

(3)	These amounts reflect payments, in respect of periods prior to September 30, 2008, under our Executive Management Bonus Plan (“EMBP”) and, from October 1, 2008 through May 31, 2009, under the AllscriptsMisys Incentive Plan 2008/2009 (the “AMIP”) and are based upon the attainment of pre-established performance objectives. No incentive amounts were earned under the EMBP during 2007.

(4)	The amounts reported under “All Other Compensation” for 2008 and the Transitional 2009 Period include parking perquisites, 401(k) matching contributions, health club dues and taxable benefits for premiums paid for group life insurance as follows:

			Parking Expense Payments ($)	401(k) Matching Contribution ($)	Group Life Insurance Taxable Benefits ($)	Health Club Dues ($)	Total ($)

Glen E. Tullman	2009	*	1,600	9,800	805	—	12,205
	2008		3,660	9,200	270	—	13,130

William J. Davis	2009	*	1,600	9,800	175	—	11,575
	2008		3,660	9,200	180	—	13,040

Lee A. Shapiro	2009	*	1,600	9,800	805	—	12,205
	2008		3,660	9,200	431	600	13,891

Laurie A.S. McGraw	2009	*	1,600	7,583	450	—	9,633
	2008		3,660	9,200	180	—	13,040

R. L. (Vern) Davenport	2009	*	—	9,800	805	—	10,605
	2008		—	9,200	2,346	—	11,546
*	The amounts in the table for “2009” are for the period from January 1, 2009 through the end of our 2009 fiscal year on May 31, 2009

(5)	Pursuant to their amended and restated employment agreements, Messrs. Tullman, Davis, Shapiro, Davenport and Ms. McGraw were paid cash bonuses that vested upon consummation of the Transactions in the amounts of $1,785,000, $1,083,750, $1,211,250, $225,000 and $413,950, respectively.

(6)	The cash bonuses paid to certain of our NEOs in 2006 were awarded in recognition of the successful completion of the acquisition of A4 Health Systems, Inc.

(7)	Ms. McGraw was not a Named Executive Officer in 2006.

(8)	Mr. Davenport was an employee of Misys Healthcare Systems, LLC and became an employee of the Company on October 10, 2008.

Grants of Plan Based Awards

The following table provides information regarding non-equity incentive plan awards and restricted stock unit awards and Misys stock option awards granted in 2008 and the Transitional 2009 Period to the NEOs.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Stock Awards: Number of Shares of Stock or Units (#)		Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Threshold ($)	Target ($)		Maximum ($)
Glen E. Tullman	— —	— —	$394,000 $350,000	(1) (3)	$591,000 —	(2)	— —		— —	— —	— —
	01/25/08	—	—		—		133,067	(4)	—	—	1,999,997
	10/28/08	—	—		—		419,581	(6)	—	—	2,400,003
	10/28/08	—	—		—		646,447	(7)	—	—	676,215

William J. Davis	— —	— —	$239,000 $210,000	(1) (3)	$358,500 —	(2)	— —		— —	— —	— —
	01/25/08	—	—		—		33,266	(4)	—	—	499,988
	10/28/08	—	—		—		279,721	(6)	—	—	1,600,004
	10/28/08	—	—		—		407,759	(7)	—	—	440,985
Lee A. Shapiro	— —	— —	$267,000 $237,500	(1) (3)	$400,500 —	(2)	— —		— —	— —	— —
	01/25/08	—	—		—		49,900	(4)	—	—	749,997
	10/28/08	—	—		—		279,721	(6)	—	—	1,600,004
	10/28/08	—	—		—		435,109	(7)	—	—	453,351
Laurie A.S. McGraw	— —	— —	$183,000 $130,000	(1) (3)	$274,500 —	(2)	— —		— —	— —	— —
	01/25/08	—	—		—		33,266	(4)	—	—	499,988
	10/28/08	—	—		—		310,791	(7)	—	—	332,986
	01/05/09	—	—		—		209,791	(5)	—	—	2,095,812
R. L. (Vern) Davenport	—	—	$338,000	(1)	$507,000	(2)	—		—	—	—
	08/12/08	—	—		—		93,620	(7)	—	—	313,592
	10/28/08	—	—		—		99,453	(7)	—	—	173,276
	01/05/09	—	—		—		139,861	(5)	—	—	1,397,211
	04/24/09	—	—		—		19,912	(5)	—	—	225,006

(1)	These amounts reflect the target cash incentive compensation amounts under the AMIP, which is 75% of annual salary for all NEOs and, in each case, prorated to account for the fact that the AMIP was only in effect from October 1, 2008 through May 31, 2009.

(2)	These amounts reflect the maximum cash incentive compensation amounts under the AMIP, which is 150% of the target amount.

(3)	These amounts reflect the target cash incentive compensation amounts, which is 50% of annual salary for all NEOs except Ms. McGraw who had a target cash incentive payout of 40% of her annual salary and is based upon achievement of performance goals at target levels under our EMBP. The Company does not establish threshold or maximum payouts.

(4)	These restricted stock units granted under our Amended and Restated 1993 Stock Incentive Plan vested in full in connection with the closing of the Transactions on October 10, 2008.

(5)	The shares underlying these restricted stock unit awards are subject to stockholder approval of the proposal to increase the number of shares available for grant under our Amended and Restated 1993 Stock Incentive Plan.

(6)	These units were awarded under our Amended and Restated 1993 Stock Incentive Plan pursuant to the respective NEOs employment agreements in connection with the consummation of the Transactions.

(7)	The shares underlying these no cost option awards are ordinary shares of Misys.

Narrative to Summary Compensation Table and Plan-Based Awards Table

Employment Agreements

Allscripts entered into amended and restated employment agreements with Messrs. Tullman, Shapiro, Davis and Davenport and Ms. McGraw effective upon the closing of the Transactions on October 10, 2008. In the case of each NEO, the term of their agreement will expire on October 10, 2011, but Allscripts may renew each agreement for additional one-year periods.

Under the employment agreements, as amended, each of the NEOs are entitled to receive the following base salaries in fiscal 2010:

Name	2010 Salary
Glen E. Tullman, Chairman and Chief Executive Officer	$750,000
William J. Davis, Chief Financial Officer	425,000
Lee A. Shapiro, President	600,000
Laurie A.S. McGraw, Group President, Strategic Client Sales	325,000
R. L. (Vern) Davenport, Group President, Government Sector	450,000

Each executive is also entitled to a performance bonus subject to the sole discretion of, and based upon criteria selected by, the Chief Executive Officer, the board of directors or a committee of the board of directors. The target bonus for Messrs. Tullman and Shapiro is 100% of his respective base salary and for Messrs. Davis and Davenport and Ms. McGraw, 75% of their respective base salary, but, in each case may, based on performance, exceed such amount.

For a description and quantification of benefits payable upon termination or a change of control, see “Potential Payments Upon Termination or Change-of-Control” below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding stock options and restricted stock units of the Company, and options to acquire ordinary shares of Misys, held by each of the NEOs at May 31, 2009.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Glen E. Tullman Chief Executive Officer	296,017 155,876 311,753	— — —		$1.70 $4.57 $5.13	6/24/2013 4/1/2014 12/31/2014
						419,581	(3)	5,416,791	298,360 348,087	(5) (5)	496,769 579,565
William J. Davis Chief Financial Officer	79,462 72,742 103,918	— — —		$1.70 $4.57 $5.13	6/24/2013 4/1/2014 12/31/2014
						279,721	(3)	3,611,198	198,907 208,852	(5) (5)	331,180 347,739
Lee A. Shapiro President	103,918 147,794 16,957 106,258 72,742 155,876	— — — — — —		$6.40 $2.71 $3.25 $1.70 $4.57 $5.13	9/27/2010 3/1/2011 7/26/2011 6/24/2013 4/1/2014 12/31/2014
						279,721	(3)	3,611,198	198,907 236,202	(5) (5)	331,180 393,276
Laurie A.S. McGraw Group President, Strategic Client Sales	12,269 139 41,567 41,567 31,175 20,784	— — — — — —		$14.27 $13.27 $3.25 $4.57 $5.09 $5.13	11/15/2009 8/25/2010 7/26/2011 4/1/2014 12/30/2014 12/30/2014
									209,791 149,180 161,611	(4) (5) (5)	2,708,402 248,385 269,082
R. L. (Vern) Davenport Group President, Government Sector	—	239,630	(6)	$4.69	3/29/2017
									159,773 16,666 79,876 93,620 99,453	(4) (5) (5) (5) (5)	2,062,669 27,749 132,994 155,877 165,589

Note: Multiple awards have been aggregated where the expiration date and the exercise and/or base price of the instruments are identical.

(1)	The amounts set forth in this column reflect the number of shares of unvested restricted stock units granted under our Amended and Restated 1993 Stock Incentive Plan.

(2)	The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($12.91) on May 31, 2009. In the case of Misys no cost option awards, the amounts set forth in this column equal the number of ordinary shares of Misys indicated multiplied by the closing price of Misys shares ($1.665) on May 29, 2009. The amounts assume all of the shares of restricted stock will vest based upon continued service.

(3)	Restricted stock units granted on October 28, 2008. The restricted stock units will vest in four equal annual installments of the respective grant date beginning on October 28, 2009.

(4)	Restricted stock units granted on October 28, 2008, subject to stockholder approval. The restricted stock units will vest in four equal annual installments of the respective grant date beginning on October 28, 2009.

(5)	The shares underlying these no cost option awards are ordinary shares of Misys and are subject to vesting based on performance.

(6)	The shares underlying these market price option awards are ordinary shares of Misys.

Options Exercises and Stock Vested

The following table sets forth: (i) the number of shares of Allscripts common stock, or as indicated below, ordinary shares of Misys acquired during 2008 and during the Transition 2009 Period upon the exercise of stock options and the value realized upon exercise and (ii) the number of shares acquired upon vesting of restricted stock or restricted stock unit awards and the value realized upon vesting. In connection with the Closing of the Transactions on October 10, 2008, all outstanding stock options, restricted stock and restricted stock unit awards granted before March 2008 vested in full.

			Option Awards		Stock Awards
			Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)		Value Realized on Vesting ($) (3)
Glen E. Tullman	2009	*	400,000	3,788,714	—		—
	2008		—	—	154,883		1,569,947
William J. Davis	2009	*	145,000	1,515,587	—		—
	2008		—	—	46,902		478,230
Lee A. Shapiro	2009	*	200,000	1,837,765	—		—
	2008		3,333	34,430	66,262		674,466
Laurie A.S. McGraw	2009	*	103,918	981,227	—		—
	2008		59,758	391,415	42,356		435,857
R. L. (Vern) Davenport	2009	*	—	—	96,544	(4)	119,410
	2008		—	—	96,544	(4)	133,564

*	The amounts in the table for “2009” are for the period from January 1, 2009 through the end of our 2009 fiscal year on May 31, 2009

(1)	Values reflect the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	Of the amounts shown in this column, Allscripts’ withheld the following shares to cover tax withholding obligations: Mr. Tullman—154,883 shares, Mr. Davis—46,902 shares, Mr. Shapiro—66,262 shares and Ms. McGraw—42,356 shares.

(3)	The value realized equals the fair market value of Allscripts common stock on the vesting date, multiplied by the number of shares vested.

(4)	Represents ordinary shares of Misys acquired.

Potential Payments Upon Termination or Change of Control

As noted above under “Executive Compensation—Narrative to Summary Compensation Table and Plan-Based Awards Table—Employment Agreements,” we have entered into employment agreements with each of our NEOs that provide for payments in connection with such NEO’s termination, whether upon a change of control or otherwise.

The estimated benefits to be provided to the NEOs under the employment agreements in each of those situations are described below, including a summary of payments that would have been required had a termination taken place on May 31, 2009, the last day of our most recent fiscal year, based upon the closing price of our common stock on May 29, 2009 of $12.91.

Payments Made upon Termination

The employment agreements provide for payments of certain benefits, as described below, upon the termination of the employment of an NEO. The NEO’s rights upon a termination of his or her employment depend upon the circumstances of the termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of “Cause” and “Constructive Termination” that are used in those agreements. For purposes of the employment agreements:

•

We have “Cause” to terminate an NEO for an NEO’s: (i) willful or grossly negligent failure to perform duties, (ii) violation of law which is materially injurious to the operations or reputation of Allscripts, (iii) conviction of a crime involving property of Allscripts or constituting a felony or involving fraud or moral turpitude, (iv) failure to maintain certain ownership levels of Allscripts common stock or (v) material violation of a general Company policy or refusal to follow lawful directors of the board of directors.

•

A “constructive discharge” under the employment agreements generally means: (i) a failure of Allscripts to meet its obligations, in any material respect, under the employment agreement, including, without limitation, a reduction of or failure to pay base salary, (ii) a material diminution in or other substantial adverse alteration in the nature or scope of an NEO’s responsibilities, or (iii) the relocation of more than fifty miles to an NEO’s principal place of business. In the case of Mr. Shapiro, a “constructive discharge” includes the separation from employment of Mr. Tullman prior to the 18-month anniversary of the closing of the Transactions.

The employment agreements require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release of employment. They also include noncompete and nonsolicit provisions that would apply for one year following such NEO’s termination of employment and a confidentiality provision. Additionally, in the event that any payment by us to the NEOs would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we have agreed to pay such executive an amount, net of taxes, equal to such excise tax amount.

Payment Obligations for Termination by Allscripts with Cause or upon Death or Disability or by the NEO without Constructive Discharge

If an NEO is terminated by Allscripts for Cause or as a result of the NEO’s death or disability (as defined in the employment agreements), or if an NEO terminates his or her employment without constructive discharge, he or she is entitled to receive:

•	accrued but unpaid base salary through the date of termination; and

•	earned but unpaid annual cash incentive compensation in respect of the fiscal year prior to the fiscal year in which the termination occurs.

Payment Obligations for Termination by Allscripts Without Cause or due to Constructive Discharge.

If an NEO is terminated by Allscripts without Cause or an NEO terminates his or her employment for constructive discharge (except during the two-year period following a change in control), he or she is entitled to receive:

•	accrued but unpaid base salary through the date of termination;

•	earned but unpaid annual cash incentive compensation in respect of the fiscal year prior to the fiscal year in which the termination occurs (as determined and payable had there been no termination);

•	if such termination occurs after October 10, 2009, one times the sum of base salary plus target performance bonus, such amounts to be paid in 12 equal monthly installments;

•	continuation of health benefits for 12 months; and

•

if such termination occurs after October 10, 2009, pro-rata vesting of any unvested stock option or stock awards equal to (i) the number of shares of such award that would vest on the normal vesting date multiplied by (ii) a fraction, the numerator of which is the number of days elapsed since the last regular vesting date of such award (or grant date if no vesting date has occurred), and the denominator of which is the number of days between the last regular vesting date (or grant date if no vesting date has occurred) and the normal vesting date; provided, however, that for performance based awards, vesting shall be subject to the satisfaction of, and based on the level of performance achieved, performance conditions.

Payments Upon a Change of Control; Severance Upon Termination Following a Change of Control.

Pursuant to the employment agreements, NEOs will receive the following upon the occurrence of a change of control (other than the Transactions) if such NEO has remained continuously employed by Allscripts from October 10, 2008 through the effective date of such change of control:

•	full vesting of all unvested equity awards;

•	a lump sum cash payment equal to the sum of such NEO’s base salary and target bonus amount;

•

an additional lump sum payment in cash equal to the sum of such NEO’s base salary and target bonus amount, but only if Allscripts or representatives of the third party effecting the change of control do not offer the NEO a comparable job to be held after the change of control, regardless of whether the NEO remains employed by Allscripts or its successor following such change of control. A “comparable job” under the employment agreements means employment following a change of control (i) with substantially the same duties and responsibilities as were held by the NEO immediately prior to the change of control, (ii) within 50 miles of the location at which the NEO provides services prior to such change of control and (iii) at the same or increased base salary and target performance bonus level as were in effect prior to such change of control;

•

if the NEO’s employment is terminated without Cause or due to constructive discharge during the two-year period following the change of control, an additional lump sum cash payment equal to the excess of the sum of such NEO’s base salary and target bonus amount less (but in no event result in a negative number) the amount of any payment to the NEO in connection with the lack of a “comparable job” offer described above; and

•	continuation of health benefits for twelve (12) months.

The following table presents potential payments, as described above, to each NEO as if each NEO’s employment had been terminated as of May 29, 2009, the last business day of fiscal year 2009. The amounts presented in the table are in addition to amounts each NEO earned or accrued prior to termination, such as an NEO’s earned salary, previously vested options and RSUs and accrued vacation.

Name	Base Severance Pay (1x base salary and target bonus) ($)	Additional Severance Pay for Lack of Comparable Job ($)	Accelerated Vesting Of Equity Awards ($)	Continued Health Benefits ($) (1)	Total ($)
Glen Tullman
Death or Disability	—	—	—	—	—
By Allscripts for Cause or Executive without Constructive Discharge	—	—	—	—	—
By Allscripts without Cause or by Executive for Constructive Discharge	—	—	—	1,370	1,370
Change-In-Control (no termination and comparable job)	1,400,000	—	5,416,791	1,370	6,818,161
Change-In-Control (no termination and no comparable job)	1,400,000	1,400,000	5,416,791	1,370	8,218,161
Change-In-Control with Termination	1,400,000	1,400,000	5,416,791	1,370	8,218,161

William J. Davis
Death or Disability	—	—	—	—	—
By Allscripts for Cause or Executive without Constructive Discharge	—	—	—	—	—
By Allscripts without Cause or by Executive for Constructive Discharge	—	—	—	1,370	1,370
Change-In-Control (no termination and comparable job)	743,750	—	3,611,198	1,370	4,356,318
Change-In-Control (no termination and no comparable job)	743,750	743,750	3,611,198	1,370	5,100,068
Change-In-Control with Termination	743,750	743,750	3,611,198	1,370	5,100,068

Lee Shapiro
Death or Disability	—	—	—	—	—
By Allscripts for Cause or Executive without Constructive Discharge	—	—	—	—	—
By Allscripts without Cause or by Executive for Constructive Discharge	—	—	—	1,370	1,370
Change-In-Control (no termination and comparable job)	831,250	—	3,611,198	1,370	4,443,818
Change-In-Control (no termination and no comparable job)	831,250	831,250	3,611,198	1,370	5,275,068
Change-In-Control with Termination	831,250	831,250	3,611,198	1,370	5,275,068

Name	Base Severance Pay (1x base salary and target bonus) ($)	Additional Severance Pay for Lack of Comparable Job ($)	Accelerated Vesting Of Equity Awards ($)	Continued Health Benefits ($) (1)	Total ($)
Laurie A.S. McGraw
Death or Disability	—	—	—	—	—
By Allscripts for Cause or Executive without Constructive Discharge	—	—	—	—	—
By Allscripts without Cause or by Executive for Constructive Discharge	—	—	—	1,370	1,370
Change-In-Control (no termination and comparable job)	568,750	—	2,708,402	1,370	3,278,522
Change-In-Control (no termination and no comparable job)	568,750	568,750	2,708,402	1,370	3,847,272
Change-In-Control with Termination	568,750	568,750	2,708,402	1.370	3,847,272

R. L. (Vern) Davenport
Death or Disability	—	—	—	—	—
By Allscripts for Cause or Executive without Constructive Discharge	—	—	—	—	—
By Allscripts without Cause or by Executive for Constructive Discharge	—	—	—	6,884	6,884
Change-In-Control (no termination and comparable job)	787,500	—	2,062,669	6,884	2,857,053
Change-In-Control (no termination and no comparable job)	787,500	787,500	2,062,669	6,884	3,644,553
Change-In-Control with Termination	787,500	787,500	2,062,669	6,884	3,644,553

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of May 31, 2009 about Allscripts common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans, including our Amended and Restated 1993 Stock Incentive Plan and our 2001 Non-statutory Stock Option Plan. Stockholders did not approve the 2001 Non-statutory Stock Option Plan, which is described below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (b)) (c)
Equity compensation plans approved by security holders	6,035,584	$4.89	0	(2)
Equity compensation plans not approved by security holders	1,062,311	$2.53	104,501
Total (1)	7,097,895	$4.25	104,501

(1)	Excludes 304,351 shares subject to options outstanding pursuant to the ChannelHealth Incorporated 1999 Stock Option Plan, which we assumed in connection with our 2001 acquisition of ChannelHealth Incorporated (the “ChannelHealth Options”). The ChannelHealth Options have a weighted-average exercise price of $17.51 per share.

(2)	There are no shares available for issuance under the Amended and Restated 1993 Stock Incentive Plan. We are seeking stockholder approval of an increase of the number of shares available under the Amended and Restated 1993 Stock Incentive Plan as set forth in Proposal 3 below.

2001 Non-statutory Stock Option Plan

The board originally adopted the 2001 Non-statutory Stock Option Plan (the “2001 Plan”) on January 31, 2001 and has amended the Plan from time to time. The 2001 Plan was not approved by our stockholders. The 2001 Plan will terminate on January 31, 2011. Currently, the board of directors may amend or terminate the 2001 Plan at any time, subject to NASDAQ stockholder approval requirements. Under the 2001 Plan, the Compensation Committee may grant stock options to key individuals performing services for us, including employees (other than officers or directors), consultants and independent contractors.

Since its inception, 4,500,000 shares of common stock have been reserved for issuance under the 2001 Plan. At May 31, 2009, there were 1,062,311 shares of common stock reserved for issuance upon exercise of options and 104,501 shares available for future issuance under the 2001 Plan. The number of shares underlying options made to any one participant in a calendar year may not exceed 1,000,000 shares. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of our outstanding common stock.

The Compensation Committee administers the 2001 Plan. Subject to the specific provisions of the 2001 Plan, the Compensation Committee determines award eligibility, timing, amount and terms of the options. The Compensation Committee also interprets the 2001 Plan, establishes rules and regulations under the 2001 Plan and makes all other determinations necessary or advisable for the 2001 Plan’s administration. Options under the 2001 Plan must be nonqualified stock options. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Upon exercise, the option holder may pay the exercise price in such form as the Compensation Committee will provide. Unless otherwise permitted by the Internal Revenue Code and Rule 16b-3 under the

Securities Exchange Act of 1934 and approved in advance by the Compensation Committee, an option under the 2001 Plan may not be sold, assigned or otherwise transferred during its holder’s lifetime.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related party transactions.” In accordance with our written policy, the Audit Committee is responsible for the review and approval of each related party transaction with Misys and its subsidiaries and each other related party transaction exceeding $120,000. The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party. Among other relevant factors, the Audit Committee considers the following:

•	the size of the transaction and the amount of consideration payable to a related person;

•	the nature of the interest of the applicable executive officer, director or 5% stockholder in the transaction;

•	whether the transaction may involve a conflict of interest;

•	whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties; and

•

whether the proposed transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

All related party transactions below were either entered into before the counterparty became a related party or have been approved by the Audit Committee in conjunction with our policy described above.

Shared Services Agreement

On March 1, 2009, Allscripts and Misys entered into a Shared Services Agreement dated as of March 1, 2009 and effective as of October 10, 2008 (the “Services Agreement”). The Services Agreement replaced a Memorandum of Understanding entered into by Allscripts and Misys on October 10, 2008. The Services Agreement was approved by the Audit Committee of Allscripts’ Board of Directors. The services being provided to Allscripts include: (1) human resource functions such as administration, selection of benefit plans and designing employee survey and training programs, (2) management services, (3) procurement services such as travel arrangements, disaster recovery and vendor management, (4) research and development services such as software development, (5) access to information technology, telephony, facilities and other related services at Misys’ customer support center located in Manila, The Philippines; and (6) information system services such as planning, support and database administration. Allscripts is providing Misys with certain tax, facility space and payroll processing services. During fiscal year 2009, Allscripts incurred $8,501,893 in selling, general and administrative expenses for services provided by Misys under the Services Agreement.

Aprima Medical Software (formerly iMedica Corporation) Agreement

As part of the settlement of a dispute that occurred prior to the consummation of the Transactions between Misys and Misys Healthcare, on the one hand, and Aprima Medical Software, on the other hand, Misys agreed, on behalf of Misys Healthcare, to pay Aprima Medical Software a total of $12,000,000 in cash contingent upon delivery by Aprima and acceptance by Allscripts of certain source code and services. This amount has been paid in full and the agreement by Misys to make such payment on behalf of Allscripts was entered into prior to Misys becoming a related party.

Stock Repurchase Agreement

On February 10, 2009, Allscripts entered into a Stock Repurchase Agreement (the “Repurchase Agreement”), with Misys, Misys Patriot Ltd. (“Misys UK Holdings”), and Misys Patriot US Holdings LLC (“Misys US Holdings” and collectively with Misys and Misys UK Holdings, “Misys”). Pursuant to the Repurchase Agreement, and during the two-year term of Allscripts’ previously announced open market purchase program, Allscripts has agreed to purchase from Misys, and Misys has agreed to sell to Allscripts, the number of shares of Allscripts’ common stock needed to keep Misys’ ownership percentage in Allscripts unaffected by the open market repurchases being made by Allscripts. The repurchase price for any shares acquired pursuant to the Repurchase Agreement will be the weighted average purchase price paid by Allscripts for all other shares acquired in the open market program.

During the year ended May 31, 2009, as part of the previously announced share repurchase program and to maintain Misys’ ownership level of Allscripts’ common stock, Allscripts repurchased and cancelled 3,074,506 shares of common stock from Misys at an average price (excluding commissions) of $9.49 per share for an aggregate purchase price of $29,188155.

License Agreements

On October 10, 2008, Misys terminated its existing trademark license to Misys Healthcare and replaced it with a royalty-free license (the “Trademark License Agreement”) enabling Misys Healthcare to use the Misys brand name and logo and certain Misys healthcare-specific marks and to sublicense to Allscripts and its affiliates the use of such licensed marks in their respective healthcare information technology businesses. Also on October 10, 2008, Misys Healthcare and Allscripts executed a sublicense agreement (the “Trademark Sublicense Agreement”) consistent with the terms of the Trademark License Agreement. The Trademark License Agreement and Trademark Sublicense Agreement were entered into before Allscripts and Misys became related parties.

On October 10, 2008, Misys Open Source Solutions LLC, a subsidiary of Misys, licensed to Misys Healthcare on a nonexclusive, royalty-free, worldwide basis the proprietary components of the Misys Connect software owned by Misys’ open source division for use in healthcare information technology products and services (the “Proprietary License”). Under the terms of the Proprietary License, Misys Healthcare, Allscripts and Allscripts’ wholly-owned subsidiaries may license use of the proprietary Misys Connect software to their customers and are responsible for maintaining and supporting their customers’ use of the licensed Misys Connect software. The Proprietary Software License Agreement was entered into before Allscripts and Misys became related parties.

Relationship Agreement

In connection with the entry into the merger agreement with Misys, Allscripts and Misys entered into a Relationship Agreement dated as of March 17, 2009, as amended (the “Relationship Agreement”). The Relationship Agreement sets forth the agreement between Misys and Allscripts with respect to certain governance and other matters, including the composition of Allscripts’ board of directors, a voting agreement from Misys and a standstill agreement that Misys will not acquire more than 60 percent of the fully-diluted number of shares of Allscripts common stock. As noted above, pursuant to the Relationship Agreement, Misys has agreed to cause all shares of our common stock held by it or any of its subsidiaries to be both represented at each meeting where directors are to be elected and voted in favor of the election of the director nominees nominated by the Independent Nominating Committee.

The Relationship Agreement also contains Misys’ agreement not to sell, transfer or dispose of 15 percent or more of the outstanding shares of Allscripts’ common stock unless approved by our board of directors. The Relationship Agreement also contains anti-dilution protection for Misys in the event of issuances of common stock, subject to limited exceptions, such as grants under Allscripts’ benefit plans under 1.95 percent of the fully-diluted number of shares of our common stock. Pursuant to the Second Amendment to the Relationship Agreement, dated as of January 5, 2009, Misys agreed to cause the shares of Allscripts’ common stock held by its subsidiaries to be voted in favor of a proposal to increase the number of shares available under Allscripts’ stock incentive plan to 21,593,489 shares.

Certificate of Incorporation and Bylaws

On October 10, 2008, in connection with the closing of the Transactions, we amended and restated our certificate of incorporation and bylaws. As amended and restated, our certificate or incorporation and bylaws provide that Misys is entitled to nominate six directors for election to our board of directors. Additionally, the amendments establish the composition of the committees of our board of directors.

Misys Stock Award Plans

Misys operates several share based compensation plans, in which certain of our employees participate. The Misys plans include both market price awards (options priced at fair value of Misys stock at date of grant) and no cost awards (zero strike price). Certain of the awards include performance based vesting conditions, otherwise options vest over a service period, generally three years. Periodically, and in accordance with the plans, Misys grants share options to employees of Allscripts. The fair value of these awards is recorded as compensation cost over the term of vesting period.

Misys Open Source Solutions Agreements

Allscripts and Misys Open Source Solutions, LLC (“MOSS”), a wholly-owned subsidiary of Misys, entered into a Consulting Agreement effective as of May 31, 2009. Pursuant to this consulting agreement, MOSS will perform certain consulting services to Hartford Healthcare Services, a customer of Allscripts, including in regard to the creation, development and on-going operation of the Harford Virtual Care Community, which will serve as the governing entity for the Health Information Exchange (HIE) activities in the Greater Hartford, Connecticut area. It is estimated that MOSS will be paid $250,000 by Allscripts for services rendered to Hartford Healthcare Services, not including travel and other out-of-pocket expenses.

Allscripts also entered into a Master Teaming Agreement for Proposals with MOSS, effective May 31, 2009. The Master Teaming Agreement was entered into for the purpose of establishing standards and conditions pursuant to which Allscripts and MOSS would act as a team for the purpose of preparing and submitting proposals to provide products and/or services to a customer where it is to their mutual benefit to do so. In the event that MOSS and Allscripts collaborate in preparing and submitting a proposal, an individualized teaming statement will be entered into between MOSS and Allscripts setting forth the specific terms and responsibilities of the parties.

Other

Warren Tullman, the brother of our Chief Executive Officer, Glen E. Tullman, is employed as a Senior Vice President at Allscripts. During 2008 and from January 1, 2009 through May 31, 2009, Mr. Warren Tullman received compensation including a base salary of $140,000 per year, commission payments totaling $181,600 and $43,305, respectively, and was granted 5,071 and 1,000 restricted stock units, respectively.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three directors, each of whom is independent, as defined in NASDAQ’s listing standards and SEC regulations. The Audit Committee operates under a charter adopted by the board and consistent with NASDAQ and SEC requirements.

Management is responsible for Allscripts’ financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Allscripts’ independent public accountants, appointed by the Audit Committee, are responsible for auditing those financial statements.

The Audit Committee of Allscripts held eight meetings during fiscal 2009. During the meetings, discussions were had with management and PricewaterhouseCoopers LLP, Allscripts’ independent accountants, regarding matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement on Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit) and SEC rules regarding auditor independence discussed in Final SEC Releases Nos. 33-8183 and 33-8183a. Discussions were also held with PricewaterhouseCoopers LLP regarding its independence from Allscripts. The Committee also received from PricewaterhouseCoopers LLP written disclosures and the letter regarding its independence required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Throughout fiscal 2009, management completed documentation, testing and evaluation of Allscripts’ internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. At each quarterly meeting, management provided updates to the Audit Committee regarding progress made to complete management’s assessment of its internal control over financial reporting. As of July 30, 2009, management concluded that the internal control over financial reporting was effective at May 31, 2009 and PricewaterhouseCoopers LLP concurred with management’s assessment. The conclusions of both management’s and PricewaterhouseCoopers LLP’s assessments were included in Allscripts’ Annual Report on Form 10-K for the fiscal year ended May 31, 2009, under Item 9A, Controls and Procedures. The Audit Committee continues to oversee Allscripts’ efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2010. The Securities and Exchange Commission granted us relief from including legacy Misys Healthcare in such evaluation and testing for our fiscal year ended May 31, 2009.

During its meetings, the Audit Committee reviewed and discussed the unaudited quarterly and audited annual financial statements with management and PricewaterhouseCoopers LLP. Based on the foregoing, the Audit Committee recommended to the board that the audited financial statements be included in Allscripts’ Annual Report on Form 10-K for the fiscal year ended May 31, 2009, filed with the Securities and Exchange Commission.

Audit Committee

Marcel L. “Gus” Gamache, Chairman

Philip Green

Michael J. Kluger

PROPOSAL 2

APPROVAL OF THE ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC. INCENTIVE PLAN

Introduction

Allscripts is asking stockholders to approve the Allscripts-Misys Healthcare Solutions, Inc. Incentive Plan (“Bonus Plan”) under which executive officers and other employees would be eligible to receive incentive awards based on the achievement of objective performance goals. The plan was approved by the board of directors on August 17, 2009, subject to stockholder approval.

The Bonus Plan will allow a subcommittee of the Compensation Committee to utilize specified financial or individual measures (as more fully described below) when determining such awards. Should the Bonus Plan receive stockholder approval, it is intended that the plan will qualify for exemption under Section 162(m) of the Internal Revenue Code (the “Code”), which would generally allow all awards to be tax deductible by us. Unless otherwise specified, all references in this Proposal 2 to the Compensation Committee are to the subcommittee of the Compensation Committee.

Description of the Plan

The purpose of the Bonus Plan is to retain and motivate officers and other employees of Allscripts who are designated by Allscripts to participate in the Bonus Plan for a specified performance period (a “Performance Period”) by providing such designated officers and employees with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for that Performance Period.

The following is a brief summary of some of the terms of the Bonus Plan and is qualified in its entirety by, and made subject to, the Bonus Plan set forth as Appendix A to this proxy statement.

All officers and other employees of Allscripts and its subsidiaries are eligible to be designated for participation in the Bonus Plan. The Compensation Committee will designate the eligible employees who will participate in the Bonus Plan for a specified Performance Period, and will do so not later than 90 days after the beginning of the Performance Period or, if earlier, the date on which 25% of the Performance Period has been completed (the “Applicable Period”). Currently, approximately seven persons have been designated for participation in the Bonus Plan.

Under the Bonus Plan, payment of awards to participating employees is subject to the attainment of specific performance goals and other terms and conditions established by the Compensation Committee for each Performance Period during the Applicable Period. A participant may receive an award under the Bonus Plan based upon achievement of a performance goal or goals using one or more objective corporate-wide or subsidiary, division, operating unit or individual measures. With respect to bonuses payable to persons who are, or are expected to be, employed as the chief executive officer or certain of the other most highly compensated executive officers of Allscripts as of the last day of Allscripts’ taxable year (“162(m) Covered Employees”), the applicable performance goals shall include one or more of the following objective performance measures: earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; operating income; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; successful implementation of strategic initiatives; customer satisfaction measures; and successful integration of acquisitions. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of Allscripts (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance).

In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. With respect to participants who are not 162(m) Covered Employees and who are not expected to be 162(m) Covered Employees at any time during the applicable Performance Period, the performance goals may include any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed above.

If the relevant performance goals are attained during the Performance Period, a participant will be eligible to receive a cash award. Performance goal targets are expressed in terms of an objective formula or standard which may be based on an employee’s base salary, or a multiple thereof, at the time or immediately before the performance goals for such Performance Period were established. In all cases, the Compensation Committee has the sole and absolute discretion to reduce the amount of any payment under the Bonus Plan that would otherwise be made to any participant or to decide that no payment shall be made. No participant will receive a payment under the Bonus Plan with respect to any Performance Period having a value in excess of $3,000,000, which maximum amount will be prorated with respect to Performance Periods that are less than one year in duration.

Determination of the performance compensation awarded to each participant is to be made at a time determined by the Compensation Committee after the last day of each Performance Period following a certification by the Compensation Committee that the applicable performance goals were satisfied. During the Applicable Period, the Compensation Committee will establish terms regarding the timing of payment of awards, which time will either cause payments to be exempt from Section 409A of the Internal Revenue Code or to comply with such section.

The Compensation Committee may delegate its responsibilities under the Bonus Plan to our chief executive officer or such other executive officer of Allscripts as it deems appropriate, except that the Compensation Committee may not delegate its responsibilities with respect to bonuses payable to 162(m) Covered Employees.

The Compensation Committee has established a bonus pool for fiscal 2010 awards under the Bonus Plan in an amount equal to 5% of the Company’s Adjusted Income from Operations in fiscal 2010. The Compensation Committee has the discretion to reduce participants’ bonuses to amounts lower than their respective share of the bonus pool. The Compensation Committee intends to exercise such discretion based on Company-wide performance goals, business unit performance goals and participants’ individual performance.

The following table shows the expected minimum and maximum amounts that may be awarded to the following persons and groups that have been designated for participation under the Bonus Plan for Allscripts’ fiscal year ending on May 31, 2010. Two of our NEOs, Laurie McGraw and R. L. (Vern) Davenport have not yet been designated for participation in the Bonus Plan and, thus, are not included in the following table. The precise amounts that will be payable with respect to performance during such fiscal year are not determinable until after such date:

Plan Participant	Dollar Value ($) (1)
Glen Tullman, Chief Executive Officer	$0 to $1,500,000
Lee Shapiro, President	$0 to $1,200,000
William J. Davis, Chief Financial Officer	$0 to $637,500
Executive Group (seven persons)	$0 to $6,052,500
Non-Executive Director Group	$0
Non-Executive Officer Employee Group	$0

(1)	The target amount for Messrs Tullman, Shapiro and Davis under the Bonus Plan for the fiscal year ending May 31, 2010 are $750,000, $600,000 and $356,250, respectively.

No compensation will be paid under the Bonus Plan to 162(m) Covered Employees if the Bonus Plan is not approved by stockholders. If approved, the Bonus Plan will remain in effect until June 1, 2014, unless terminated earlier by the board of directors. The actual amount of compensation that will be paid under the Bonus Plan, if the approval of stockholders is obtained, cannot be determined at this time.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting is required to approve the Bonus Plan.

The Board of Directors unanimously recommends a vote FOR the approval of the Allscripts-Misys Healthcare Solutions, Inc. Incentive Plan.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO THE ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN TO INCREASE THE

NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER

General

The Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan, as amended (the “1993 Plan”) was originally adopted by the board of directors on September 14, 1993 and has been amended from time to time since adoption. In addition, on June 9, 2005 and June 17, 2007, Allscripts stockholders approved amendments to increase the number of shares issuable under the 1993 Plan. On October 28, 2008, the board of directors approved, subject to stockholder approval at the annual meeting, an amendment to the 1993 Plan as described below.

Proposed Amendment

At the annual meeting, stockholders will be requested to approve an amendment to the 1993 Plan (the “Amendment”), the sole change of which is to increase by 7,140,209 the number of shares of common stock available for issuance under stock incentive awards (i.e., options, stock appreciation rights, restricted stock and restricted stock units) that may be made under the 1993 Plan. As of October 28, 2008, all shares available under the 1993 Plan had been granted.

The board of directors believes that the granting of stock-based awards assists Allscripts in its efforts to attract and retain the best available individuals for positions of substantial responsibility, to provide additional incentive to such individuals and to promote the success of our business by aligning the financial interests of these individuals with long-term stockholder value. Given the lack of any available shares under the 1993 Plan, additional shares must be reserved for issuance under the 1993 Plan for future grants to attract and retain these individuals and to support broad-based participation. Consequently, the board of directors recommends that you approve the Amendment.

The following summary of the Amendment and the 1993 Plan is qualified in its entirety by reference to the complete text of the Amendment and the 1993 Plan. Copies of the Amendment and the 1993 Plan, as amended and restated, are attached to this proxy statement as Appendices B and C, respectively.

Description of the 1993 Plan

The 1993 Plan permits awards of a variety of equity-based incentives, including stock options, stock appreciation rights, restricted stock and restricted stock units. Each employee is eligible for participation in the 1993 Plan and, since October 10, 2008, approximately 2,500 persons have received awards under the 1993 Plan.

Administration of the 1993 Plan

The Compensation Committee administers the 1993 Plan. Subject to the specific provisions of the 1993 Plan, the Compensation Committee determines award eligibility, timing and the type, amount and terms of the awards. The Compensation Committee also interprets the 1993 Plan, establishes rules and regulations under the 1993 Plan and makes all other determinations necessary or advisable for the 1993 Plan’s administration.

Shares Available for the 1993 Plan

Pursuant to the 1993 Plan’s amendment approved by stockholders on June 17, 2007, 11,593,489 shares of common stock were reserved for issuance under the 1993 Plan. On October 10, 2008, the number of shares available for grant under the 1993 Plan increased by 2,859,791 shares as a result of an anti-dilution adjustment resulting from the consummation of the Transactions. All shares available for issuance under the 1993 Plan have been granted and awards for an additional 3,341,618 shares have been granted subject to stockholder approval of this proposal. The board of directors now proposes to amend the 1993 Plan to increase the number of shares of common stock that can be issued by 7,140,209 shares to 21,593,489, which would, after taking into account the awards granted subject to stockholder approval, result in 3,798,591 additional shares available for grant under the 1993 Plan.

On August 17, 2009, there were 2,778,528 shares of common stock reserved for issuance upon exercise of outstanding stock option awards, which options have a weighted-average exercise price of $4.90 and a weighted- average term of 5.47 years, and 4,327,119 restricted stock units outstanding under the 1993 Plan. Since October 28, 2008, 3,342,490 restricted stock units (including performance based restricted stock units assuming target performance) were awarded under the 1993 Plan, subject to stockholder approval of the increase in available shares contemplated by this proposal. No other types of awards have been granted since such date. There are no stock appreciation rights outstanding under the 1993 Plan. If shares of common stock subject to an award granted under the 1993 Plan are not issued by reason of the expiration, termination, cancellation or forfeiture of that award, those shares will again be available for the grant of new awards under the 1993 Plan. In addition, shares attributable to awards that were forfeited or cancelled under any stock option plan adopted prior to the adoption of the 1993 Plan or under the Amended and Restated 1993 Eligible Director Stock Option Plan were added to the shares available for the grant of new awards under the 1993 Plan.

The number of shares of common stock underlying awards made to any one participant in any twelve-month period may not exceed 3,000,000 shares.

Adjustments

In the event of a stock split, stock dividend, merger, consolidation, reorganization, recapitalization or other similar event or change in Allscripts’ issued common stock, the number of shares of common stock available under the 1993 Plan, the number of shares of common stock subject to then existing stock options, stock appreciation rights, restricted stock and restricted stock units and, if applicable, the exercise price of such awards will be proportionately adjusted by the Compensation Committee. In addition, the 1993 Plan allows the Compensation Committee, in its sole discretion, to accelerate or cash out awards in the event of a merger, consolidation or similar event with another corporation.

Change of Control

Upon a Change of Control (as defined in a grantee’s award agreement), the following will occur to the grantee’s applicable award granted under the 1993 Plan:

•	the portion of a grantee’s outstanding stock option award which has not vested will immediately vest and become exercisable (currently all stock options are fully vested);

•

the portion of a grantee’s outstanding performance based restricted stock unit award which has not vested will, if the grantee is not offered a comparable job (as defined in the applicable employment agreement or, if there is no employment agreement, consistent with the standard definition of thereof used in the Company’s employment agreements) vest and become unrestricted; and

•	the portion of the grantee’s outstanding restricted stock or restricted stock unit award which has not vested will immediately vest and become unrestricted.

Eligible Participants

Subject to the limitations of the 1993 Plan, the Compensation Committee has full power and discretion to determine individuals who perform services for or on behalf of Allscripts, such as employees, officers, eligible directors (as defined in the 1993 Plan), consultants and agents of Allscripts. Because consultants and agents may not be directly employed by Allscripts, it is not possible to approximate the number of such consultants and agents that were or will be eligible to participate in the 1993 Plan.

Types of Stock Incentive Awards That May Be Made Under the 1993 Plan

The Compensation Committee has, subject to the limitations of the 1993 Plan, full power and discretion to determine the form of grant to which an eligible employee is entitled, the number of shares of common stock subject to the grant, the fair market value of the common stock, when necessary, the time and conditions of vesting or exercise, the conditions, if any, under which the vesting or exercise may be accelerated and all other terms of the award.

Stock Options

Options under the 1993 Plan may be either incentive stock options or nonqualified stock options. An incentive stock option is a stock option granted in accordance with Section 422 of the Internal Revenue Code of 1986, as amended, that is intended by the Compensation Committee to constitute an incentive stock option and may entitle the grantee to favorable tax treatment as described below. A nonqualified stock option is a stock option that is not an incentive stock option. Incentive stock options may only be granted to individuals who are Allscripts employees; individuals who are not Allscripts employees may only be granted nonqualified stock options. Incentive stock options are subject to additional limitations relating to, among others: employment status, minimum exercise price, length of exercise period, maximum value of the common stock underlying the stock options and a required holding period for common stock received upon exercise of the stock option. Prior to the exercise of a stock option, the holder of such option has no rights as a stockholder with respect to the shares of common stock subject to such option.

The per share exercise price may not be less than the fair market value of Allscripts common stock on the date the option is granted. Under the 1993 Plan, the option holder may pay the exercise price in several ways upon exercise. He or she can pay: (1) in cash, (2) if the Compensation Committee so provides, by delivering previously owned Allscripts common stock with a fair market value equal to the exercise price or (3) if the Compensation Committee so provides, by a combination of these methods. For purposes of the 1993 Plan, “fair market value” means, as of any date: (a) the closing price of the common stock on such date if the common stock is actively traded or quoted on an established market or (b) the value that the Compensation Committee determines is the fair market value in good faith and in its sole discretion if the common stock is not actively traded or quoted in an established market.

Stock Appreciation Rights

Under the 1993 Plan, a stock appreciation right, or SAR, may be granted independently or in tandem with a stock option. If an SAR is granted in tandem with a stock option, the exercise of the SAR will result in a cancellation of the related stock option with respect to the number of shares of common stock exercised, and vice versa. Prior to the exercise of an SAR, the holder of such SAR has no rights as a stockholder with respect to the shares of common stock subject to such SAR.

Upon exercise of an SAR, the grantee will be paid the excess of the then fair market value of the number of shares of common stock to which the SAR relates over the fair market value of such number of shares at the date of grant of the SAR or of the related stock option, as the case may be. Such excess will be paid in cash, in common stock having a fair market value equal to such excess or a combination of the two, as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units

A holder of restricted stock may not sell or otherwise transfer the shares during the restricted period unless otherwise provided by the Compensation Committee and as specified in such holder’s award agreement, however, the grantee of restricted stock (but not restricted stock units) will be treated as the owner of shares of common stock and will have the right to vote such shares. Holders of restricted stock units granted after October 10, 2008 will be entitled to receive dividend equivalents with respect to any dividends or distributions paid on the Company’s common stock. The restricted shares become freely transferable when the restriction period expires. At the end of the restricted period for restricted stock units, the holder will be paid in cash, shares of Allscripts common stock or both, as determined by the Compensation Committee.

Performance Criteria

Under the 1993 Plan, the Compensation Committee may designate any grant of stock options, SARs, restricted stock or restricted stock units as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. These awards will be conditioned on the achievement of one or more performance measures based on any of the following as selected by the Compensation Committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share or costs. As described in Proposal 4 below, we are seeking stockholder approval of an amendment to the performance criteria. If such amendment is approved by stockholders at the Annual meeting, the performance measures would be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings as determined other than in accordance with generally accepted accounting principles; stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; operating income; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; successful implementation of strategic initiatives; customer satisfaction measures; and successful integration of acquisitions.

Transferability

Generally, a stock option, SAR, restricted stock or restricted stock unit award may not be sold, assigned or otherwise transferred, except by will and by the laws of descent and distribution or, except with respect to incentive stock options, without value to a member of the grantee’s immediate family or to a trust or partnership for the benefit of the grantee or his or her immediate family.

Termination of Employment

Generally, stock options, SARs, restricted stock and restricted stock units granted under the 1993 Plan expire on the date determined by the Compensation Committee at the time of the grant, subject to earlier expiration as specified in a grantee’s award agreement if the grantee’s employment is terminated with Allscripts prior to that date.

With respect to incentive stock options, unless otherwise provided in a grantee’s award agreement relating to an incentive stock option granted under the 1993 Plan, the following rules apply:

•

If the grantee dies, his or her incentive stock option may be exercised, to the extent that the grantee could have done so at the date of death, for up to one year after the date of the grantee’s death (as the

Compensation Committee may specify in the option agreement), but not later than the expiration date specified in the option agreement.

•

If a grantee’s employment terminates because of permanent disability, the grantee may exercise his or her incentive stock option, to the extent exercisable at the date of such termination, at any time, or from time to time, during the three month period following such termination date, but not later than the expiration date specified in the option agreement.

•

If a grantee’s employment terminates for any reason other than death or permanent disability, the grantee may exercise his or her incentive stock option, to the extent exercisable at the date of such termination, at any time, or from time to time, during the three month period following such termination date, but not later than the expiration date specified in the option agreement.

Amendments and Termination

Under its current terms, the 1993 Plan will terminate on April 23, 2014. The board of directors may amend, suspend or discontinue the 1993 Plan at any time. However, the board of directors may not, without the stockholder approval: (a) increase the number of shares reserved for stock options, SARs, restricted stock and restricted stock units, (b) permit the granting of any incentive stock option at any option price less than the fair market value at the date of grant, (c) change the class of individuals eligible to receive these stock incentives, (d) permit the granting of these stock incentives after April 23, 2014 or (e) materially (within the meaning of the rules of the NASDAQ Stock Market) change the terms of the 1993 Plan.

1993 Plan Benefits

During the period from January 1, 2008 through May 31, 2009, only restricted stock unit awards were granted under the 1993 Plan. For grants awarded to our Named Executive Officers in 2008 and the portion of our 2009 fiscal year from January 1, 2009 through May 31, 2009 under the 1993 Plan, please see “Executive Compensation—Grants of Plan-Based Awards” in this proxy statement.

The following table sets forth the number of restricted stock units, including performance based restricted stock units, that have been granted to the listed individuals or groups subject to stockholder approval of the Amendment:

Name and Position	Number of Restricted Stock Units
Glen E. Tullman Chief Executive Officer	130,588

Lee A. Shapiro President	62,682

William J. Davis Chief Financial Officer	43,530

Laurie A.S McGraw Group President, Strategic Client Sales	260,867

R. L. (Vern) Davenport Group President, Professional Solutions	191,695

Marcel L. “Gus” Gamache Director Nominee	14,846

Philip D. Green Director Nominee	14,846

Michael J. Kluger Director Nominee	14,846

All current executive officers	1,038,124
All current directors who are not executive officers	44,538
All employees (other than current executive officers)	2,258,828

Any other future benefits to be received by a person or group under the 1993 Plan (as amended and as described in the Proposal above) are not fully determinable at this time and will depend on individual and corporate performance and other determinations to be made by the Compensation Committee.

As of August 24, 2009, the following number of stock options have been granted under the 1993 Plan since its inception to the individuals or groups set forth below. On August 24, 2009, the last reported sale price of Allscripts common stock on the NASDAQ Stock Market was $16.23 per share.

Name and Position	Number of Stock Options
Glen E. Tullman Chief Executive Officer	2,241,011

Lee A. Shapiro President	1,375,752

William J. Davis Chief Financial Officer	643,122

Laurie A.S. McGraw Group President, Strategic Client Sales	293,526

R. L. (Vern) Davenport Group President, Professional Solutions	—

Marcel L. “Gus” Gamache Director Nominee	103,918

Philip D. Green Director Nominee	160,571

Michael J. Kluger Director Nominee	187,052

All current executive officers	4,628,411
All current directors who are not executive officers	451,541
All employees (other than current executive officers)	8,563,776

Federal Income Tax Consequences

The following is a summary, based on current law, of some significant federal income tax consequences of awards under the 1993 Plan. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 1993 Plan. Additionally, the income tax consequences under applicable state, local and foreign tax laws may not be the same as under federal income tax laws.

The following tax discussion is intended for the information of stockholders considering how to vote with respect to this amendment and not as tax guidance to participants in the 1993 Plan. Participants are strongly urged to consult with their own tax advisor regarding the federal, state, local, foreign and other tax consequences of their awards under the 1993 Plan.

Incentive Stock Options

Participants in the 1993 Plan do not recognize taxable income by reason of the grant or vesting of an incentive stock option. Upon exercise of an incentive stock option, its holder does not recognize taxable income (except for purposes of the alternative minimum tax).

If the shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date of grant and one year from the date the option was exercised, any gain or loss arising from the subsequent disposition of such shares will be taxed as long-term capital gain or loss, and Allscripts will not be entitled to any deduction. If, however, such shares are disposed of within such two or one year period, then in the year of disposition:

•

if the amount realized upon the disposition is equal to or greater than the fair market value of the shares on the date of exercise: (a) the amount, if any, by which such fair market value exceeds the option exercise price of the shares will be treated as compensation taxable as ordinary income to the optionee in the year of the disposition and (b) the amount, if any, realized in excess of such fair market value will be treated as short-term or long-term capital gain;

•

if the amount realized upon the disposition is less than the fair market value of the shares on the date of exercise but not less than the option exercise price of the shares, the excess of the amount realized upon the disposition over the option exercise price will be treated as compensation taxable as ordinary income to the optionee in the year of the disposition;

•

if the amount realized upon the disposition is less than the option exercise price of the shares, the excess of the option exercise price over the amount realized will be treated as short-term or long-term capital loss;

•

notwithstanding the second and third bullet points of this paragraph, if the disqualifying disposition is a transaction (such as a sale between related parties or a gift) in which any loss, if sustained, would not have been recognized under the Internal Revenue Code the difference between the fair market value of the shares on the date of exercise and the option exercise price of the shares will be treated as compensation taxable as ordinary income to the optionee in the year of the disposition; and

•	Allscripts will be allowed a deduction for federal income tax purposes in the year of the disposition to the extent an optionee realizes ordinary income from such disposition.

Nonqualified Stock Options

Participants in the 1993 Plan do not recognize taxable income by reason of the grant or vesting of a nonqualified stock option, and Allscripts is not entitled to a tax deduction by reason of either event. Upon exercise of a nonqualified stock option, its holder recognizes ordinary income (subject to income tax withholding with respect of an employee) in an amount equal to the excess of the fair market value of Allscripts common stock at the time of exercise and the exercise price. Generally, Allscripts will be entitled to a corresponding tax deduction. Upon the subsequent sale of the Allscripts common stock acquired pursuant to the exercise of a nonqualified stock option, the holder will recognize a short-term or long-term capital gain or loss, depending on the length of time he or she has held the shares.

Stock Appreciation Right

Participants in the 1993 Plan do not recognize taxable income by reason of the grant or vesting of an SAR, and Allscripts is not entitled to a tax deduction by reason of either event. Upon exercise of an SAR, the holder recognizes ordinary income (subject to income tax withholding with respect of an employee) in an amount equal to the sum of any cash payment paid and the fair market value of any shares of Allscripts common stock delivered to the holder of the SAR. Generally, Allscripts is entitled to a corresponding tax deduction.

Restricted Stock

Participants in the 1993 Plan do not recognize taxable income by reason of the grant of a restricted stock award, and Allscripts is not entitled to a deduction at such time, unless the holder makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such an election is made, the holder will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) at the time of grant in an amount equal to the fair market value of Allscripts common stock at the time of grant over the amount, if any, paid for such stock. If such election is not made, the holder will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the fair market value of Allscripts common stock at such time over the amount, if any, paid for such stock. Allscripts will be entitled to a corresponding deduction at the time ordinary income is recognized, except to the extent the compensation deduction limit of Section 162(m) of the Internal Revenue Code applies. In addition, a holder of restricted stock receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (subject to income tax withholding in respect of an employee), rather than dividend income. Allscripts will be entitled to a corresponding deduction, except to the extent the compensation deduction limit of Section 162(m) of the Internal Revenue Code applies.

Restricted Stock Units

Participants in the 1993 Plan do not recognize taxable income by reason of the grant of a restricted stock unit, and Allscripts is not entitled to a deduction at such time. The holder of a restricted stock unit award recognizes ordinary income (subject to income tax withholding in respect of an employee) at the time the restrictions lapse and the award is settled equal to sum of the fair market value of any Allscripts common stock delivered, plus the amount of any cash paid to the holder. Allscripts will be entitled to a corresponding deduction, except to the extent the compensation deduction limit of Section 162(m) of the Internal Revenue Code applies.

Section 162(m)

Section 162(m) of the Code limits the deductibility of certain compensation of the chief executive officer and the next three most highly compensated executive officers of publicly-held corporations, other than the chief executive officer or the chief financial officer. Compensation paid to such an officer during a year in excess of $1 million that is not performance-based (or does not comply with other exceptions) would not be deductible on the Company’s federal income tax return for that year. It is intended that compensation attributable to stock options and SARs granted under the 1993 Plan will qualify as performance-based. The board of directors will evaluate from time to time the relative benefits to Allscripts of qualifying other awards under the 1993 Plan for deductibility under Section 162(m) of the Internal Revenue Code.

Section 409A of the Internal Revenue Code

To the extent that any award granted under the 1993 Plan constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Compensation Committee intends to cause the award to comply with the requirements of Section 409A. If an award does not comply with the requirements of Section 409A, penalty taxes and interest may be imposed on the participant receiving the award.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting is required to approve the Amendment to the 1993 Plan. Misys has agreed to cause the shares of our common stock owned, directly or indirectly, by it to be voted for approval of the Amendment. Given that Misys owns, indirectly, in excess of a majority of the shares of our outstanding common stock, the approval of the Amendment is assured.

The Board of Directors unanimously recommends a vote FOR the approval of the Amendment to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan to increase the number of shares available for grant thereunder.

PROPOSAL 4

AMENDMENT TO SECTION 9 OF THE ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN, INCLUDING THE PERFORMANCE CRITERIA INCLUDED THEREIN

General

We are asking our stockholders to approve an amendment to Section 9 of the 1993 Plan, including amendments to the performance measures used for performance-based awards granted under the 1993 Plan (the “Performance Amendment”), which approval will also preserve our ability to take a federal tax deduction for certain compensation awards.

Section 162(m) of the Internal Revenue Code imposes an annual limit of $1.0 million on the tax deduction that is available to public companies for compensation paid to each of the chief executive officer and next three most highly compensated executive officers, other than the chief executive officer or the chief financial officer, unless the compensation is performance-based (or qualifies for another exception). In order to qualify for this exception, however, the performance-based compensation must be paid based on the achievement of one or more performance measures that have been disclosed to and approved by the company’s stockholders (and such approval must have been obtained within the last five years if a committee has authority to change the targets). The Compensation Committee has authority to change the targets under the 1993 Plan and the performance measures used for performance-based awards under the 1993 Plan were last approved by our stockholders more than five years ago. Therefore these measures, which we are proposing to amend as described below, must be approved this year in order to maximize our ability to grant awards that are eligible for deduction as compensation expense in Allscripts’ U.S. federal tax returns.

Proposed Amendment

Allscripts’ stockholders are being asked to approve the performance measures, as described below, for the 1993 Plan. Note that we are not asking stockholders to reapprove the 1993 Plan itself.

The following summary of the Performance Amendment is qualified in its entirety by reference to the complete text of the Performance Amendment, which is attached to this proxy statement as Appendix D. The 1993 Plan is summarized above in Proposal 3, such summary being qualified in its entirety by reference to the complete text of the 1993 Plan, as proposed to be amended, which is attached to this proxy statement as Appendix C.

We are proposing an amendment to Section 9 of the 1993 Plan, the effect of which would be to:

•

restate the performance measures for performance-based awards granted under the 1993 Plan such that they be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings as determined other than in accordance with generally accepted accounting principles; stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; operating income; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; successful implementation of strategic initiatives; customer satisfaction measures; and successful integration of acquisitions;

•

provide that such goals may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of Allscripts (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance);

•

provide that in the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof;

•	provide that, unless the Compensation Committee determines otherwise, extraordinary or other nonrecurring items not be taken into account; and

•	make other tax related amendments to Section 9 of the 1993 Plan.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting is required to approve the Performance Amendment to the 1993 Plan.

The Board of Directors unanimously recommends a vote FOR the approval of the Amendment to Section 9 of the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan, including the performance criteria included therein.

PROPOSAL 5

RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

Our Audit Committee has appointed PricewaterhouseCoopers LLP to be our independent registered public accounting firm for the fiscal year ending May 31, 2010. PricewaterhouseCoopers LLP audited our financial statements for the period ended May 31, 2009. Although we are not required to do so, we believe that it is appropriate to request that stockholders ratify the appointment of PricewaterhouseCoopers LLP. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and the Audit Committee may reconsider the appointment. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

PricewaterhouseCoopers LLP audited the financial statements of Misys Healthcare Systems, LLC for its fiscal years ended May 31, 2007, 2006 and 2005 and Grant Thornton LLP audited the financial statements of legacy Allscripts for its fiscal years ended December 31, 2007, 2006 and 2005. The Transactions were treated as a reverse acquisition for accounting purposes and, as such, the historical financial statements of the accounting acquirer, Misys Healthcare, have become our historical financial statements. The SEC has released guidance that, unless the same accountant reported on the most recent financial statements of both the accounting acquirer and the acquired company, a reverse acquisition results in a change of accountants. Upon the consummation of the Transaction, the Audit Committee chose to (i) retain Grant Thornton LLP as Allscripts’ independent registered public accounting firm for the purpose of Grant Thornton LLP completing its review of Allscripts’ Form 10-Q for the quarterly period ended September 30, 2008 and (ii) engage PricewaterhouseCoopers LLP to be the independent registered public accounting firm for Allscripts for the fiscal year ending May 31, 2009, resulting in a change of accountants for Allscripts. Effective as of immediately after the November 10, 2008 filing of Allscripts’ Form 10-Q for the quarterly period ended September 30, 2008, Grant Thornton LLP was dismissed by the Audit Committee.

During Allscripts’ fiscal years ended December 31, 2007 and 2006, and during the subsequent interim period through October 17, 2008, we did not consult with PricewaterhouseCoopers LLP in regards to legacy Allscripts’ financial statements, which were audited by Grant Thornton LLP, with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that was rendered on legacy Allscripts’ financial statements or the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K. During the fiscal years ended May 31, 2008 and 2007, and during the transition period through October 17, 2008, Misys Healthcare did consult with PricewaterhouseCoopers LLP, as its independent auditors, with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; and (ii) the type of audit opinion that was rendered on Misys Healthcare’s financial statements or the type of audit opinion that might be rendered on Misys Healthcare’s financial statements.

No report issued by Grant Thornton LLP on the financial statements of legacy Allscripts for its fiscal years ended December 31, 2007, 2006 or 2005 contained an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. In addition, during Allscripts’ fiscal years ended December 31, 2007 and 2006 and through the date on which Grant Thornton LLP was dismissed, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

We provided Grant Thornton LLP with a copy of the foregoing disclosures as contained in Item 4.01 of our Current Report on Form 8-K filed with the SEC on October 17, 2008 and the amendment thereto dated November 17, 2008, and requested that Grant Thornton LLP furnish letters addressed to the SEC stating whether it agreed with the statements made by us included in such disclosure. A copy of such letters, dated October 17, 2008 and November 17, 2008, are filed as Exhibit 16.1 to that Current Report on Form 8-K and the amendment thereto, respectively.

The Board of Directors and Audit Committee unanimously recommend a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2010.

Disclosure of Independent Accountant Fees

The table below sets forth the fees billed for audit, audit-related, tax and all other services (including out-of-pocket expenses incurred by PricewaterhouseCoopers LLP in connection with providing such services and billed to us) paid to PricewaterhouseCoopers LLP for the fiscal years ended May 31, 2009 and 2008. Amounts in the table for periods prior to the consummation of the Transactions on October 10, 2008 reflect amounts paid by Misys Healthcare to PricewaterhouseCoopers LLP.

	Fiscal Year Ended May 31, 2009	Fiscal Year Ended May 31, 2008
Audit Fees	$1,285,165	$841,006
Audit-related fees	96,685	—
Tax fees	—	60,622
All other fees	2,130	150,468

Total:	$1,383,980	$1,052,096

Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accountants

The audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accountants within the four categories identified below.

1. Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accountants can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accountants, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accountants’ tax personnel, including tax analysis, assisting with coordination of execution of tax related activities primarily in the area of corporate development, supporting other tax related regulatory requirements, and tax compliance and reporting.

4. Other fees are those associated with services not captured in the other categories. As a general matter, Allscripts no longer requests such services from the independent registered public accountants.

Prior to engagement, the audit committee pre-approves independent registered public accountant services within each category. The fees are budgeted and the audit committee requires the independent registered public accountants and management to report actual fees versus the budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accountants for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accountants.

The audit committee may delegate pre-approval authority to one or more of its members.

AVAILABILITY OF PROXY MATERIALS ON THE INTERNET

In lieu of distributing a printed copy of proxy materials for the annual meeting to each of our stockholders, we are making this proxy statement and our annual report for the period ended May 31, 2009 available on the Internet to our stockholders. Each of our stockholders who, as of the date on which the notice is mailed, has not requested to receive all proxy materials from us in printed form or via email will receive a notice regarding the Internet availability of such materials, which will include instructions on how to access them, as well as how to vote online.

If you received the notice and would prefer to receive a copy of the materials for the annual meeting or future annual meetings of our stockholders via email or receive a printed copy of such materials via mail at no charge, please follow the instructions for obtaining such materials on the notice.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single notice regarding the availability of proxy materials on the Internet or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate notice or a separate copy of proxy materials to one or more stockholders at a shared address to which a single notice or a single copy of proxy materials was delivered. Stockholders may request a separate notice or a separate copy of proxy materials by calling us at (866) 358-6869 or by mailing a request to our Corporate Secretary at Allscripts-Misys Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. Stockholders at a shared address who receive multiple notices or multiple copies of proxy materials may request to receive a single notice or a single copy of proxy materials in the future in the same manner as described above.

FUTURE PROPOSALS

The deadline has passed for submitting a proposal to be raised at the 2009 Annual Meeting of Stockholders. Stockholder proposals requested to be included in the Company’s 2010 Proxy Statement must be received by the Company not later than April 28, 2010. Even if a proposal is not submitted in time to be considered for inclusion in the Company’s 2010 Proxy Statement, a proper stockholder proposal or director nomination may still be considered at the Company’s 2010 Annual Meeting of Stockholders, but only if the proposal or nomination is received by the Company no sooner than May 11, 2010 and no later than June 10, 2010. Any notice (for proposals other than relating to the nominations of directors described above) must contain a brief description of the business proposed to be brought before the meeting and the reasons for conducting the business at the meeting. In addition, the notice must present certain information concerning the stockholder making the proposal, who must be a stockholder of record at the time of giving the notice and be entitled to vote at the meeting.

OTHER MATTERS

At the date of this proxy statement, Allscripts management does not know of any business to be presented at the annual meeting other than the matters set forth above. No other business may be brought before the annual meeting other than the matters set forth above and those matters which may arise in connection therewith. However, if any other matter shall properly come before this annual meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of annual meeting.

Appendix A

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS INC.

INCENTIVE PLAN

I. Purposes

The purposes of the Allscripts-Misys Healthcare Solutions Inc. Incentive Plan (the “Plan”) are to retain and motivate the officers and other employees of Allscripts-Misys Healthcare Solutions Inc. and its subsidiaries who have been designated by the Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that all amounts payable to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible.

II. Definitions

“Annual Base Salary” shall mean for any Participant an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Participant during the Performance Period but for his or her election to defer receipt thereof.

“Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

“Award” shall mean an award to which a Participant may be entitled under the Plan if the performance goals for a Performance Period are satisfied. An Award may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a subcommittee of the Compensation Committee of the Board comprised of the members of the Compensation Committee of the Board that are “outside directors” within the meaning of Section 162(m) of the Code, or such other committee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the common stock of the Company is then traded to constitute a compensation committee, and which consists of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

“Company” shall mean Allscripts-Misys Healthcare Solutions Inc., a Delaware corporation, and any successor thereto.

“Participant” shall mean an officer or other employee of the Company or any of its subsidiaries who is designated by the Committee to participate in the Plan for a Performance Period, in accordance with Article III.

“Performance Period” shall mean any period commencing on or after June 1, 2009 for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

“Plan” shall mean the Allscripts-Misys Healthcare Solutions Inc. Incentive Plan as set forth herein, as it may be amended from time to time.

III. Administration

3.1. General. The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and Awards granted hereunder (including in each case reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

3.2. Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1.

(a)	to designate within the Applicable Period the Participants for a Performance Period;

(b)	to establish within the Applicable Period the performance goals and targets and other terms and conditions that are to apply to each Participant’s Award;

(c)	to determine in writing prior to the payment with respect to any Award that the performance goals for a Performance Period and other material terms applicable to the Award have been satisfied;

(d)	subject to Section 409A of the Code, to determine whether, and under what circumstances and subject to what terms, an Award is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee’s discretion or whether a Participant may elect deferred payment; and

(e)	to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

3.3. Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Awards for such person, and (c) certify the achievement of such performance goals.

IV. Performance Goals

4.1. Establishing Performance Goals. The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both). Performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings as determined other than in accordance with generally accepted accounting principles (“GAAP”); stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; operating income; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; successful implementation of strategic initiatives; customer satisfaction measures; and successful integration of acquisitions. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that to the extent such goals relate to Awards to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

4.2. Impact of Extraordinary Items or Changes in Accounting. The measures utilized in establishing performance goals under the Plan shall, to the extent applicable (i.e., if the relevant performance goal is based on a GAAP measure), be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s audited consolidated financial statements, without regard to (a) extraordinary or other nonrecurring or unusual items, as determined by the Company’s independent public accountants in accordance with GAAP, (b) changes in accounting, as determined by the Company’s independent public accountants in accordance with GAAP, or (c) special charges, such as restructuring or impairment charges, unless, in each case, the Committee decides otherwise within the Applicable Period or as otherwise required under Section 162(m) of the Code.

V. Terms of Awards

5.1. Performance Goals and Targets. At the time performance goals are established for a Performance Period, the Committee also shall establish an Award opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals. The targets shall be expressed in terms of an objective formula or standard which may be based upon the Participant’s Annual Base Salary or a multiple thereof. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant or to decide that no payment shall be made. With respect to each Award, the Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets (e.g., where the Participant’s employment terminates due to death or disability or where a change in control of the Company occurs); provided, however, that with respect to any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall not establish any such terms that would cause an Award payable upon the achievement of the performance goals not to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing the “qualified performance-based compensation.”

5.2. Payments. At the time the Committee determines an Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Award. Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either

(A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the later of (1) the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture, and (2) the 15th day of the third month of the Company’s fiscal year following the Company’s fiscal year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture.

5.3. Maximum Awards. No Participant shall receive a payment under the Plan with respect to any Performance Period having a value in excess of $3,000,000, which maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration.

VI. General

6.1. Effective Date. The Plan shall be submitted to the stockholders of the Company for approval at the 2009 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at such meeting, shall become effective for Performance Periods beginning on and after June 1, 2009. No Performance Period shall extend beyond May 31, 2014. In the event that the Plan is not approved by the stockholders of the Company, the Plan shall be null and void with respect to Participants who are “covered employees” within the meaning of Section 162(m) of the Code.

6.2. Amendments and Termination. The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. The Board may terminate the Plan at any time.

6.3. Non-Transferability of Awards. No award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

6.4. Tax Withholding. The Company shall have the right to require, prior to the payment of any amount pursuant to an award made hereunder, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.

6.5. No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.6. Designation of Beneficiary. If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding award shall be payable to the Participant’s executor, administrator, legal representative or similar person.

6.7. Governing Law. The Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8. Other Plans. Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company’s stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.9. Binding Effect. The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

6.10. Unfunded Arrangement. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the company for payment of any benefit hereunder. No Participant shall have any interest in any particular assets of the Company or any of its affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

Appendix B

AMENDMENT (SUBJECT TO STOCKHOLDER APPROVAL) TO

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

AMENDED AND RESTATED

1993 STOCK INCENTIVE PLAN

The second sentence of Section 3 is hereby deleted in its entirety and replaced with the following:

“The maximum number of Common Shares that may be issued pursuant to all grants under this Plan shall not exceed 21,593,489, plus shares attributable to awards that were forfeited or cancelled under the Predecessor Plans.”

B-1

Appendix C

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

1993 STOCK INCENTIVE PLAN

(As Amended and Restated Effective October 28, 2008)

1. History and Effective Date. On September 14, 1993, the Board of Directors of Allscripts-Misys Healthcare Solutions, Inc., successor-by-merger to Allscripts, Inc. (the “Company”), approved the adoption of the Company’s 1993 Stock Incentive Plan (the “Plan”), which was amended and restated on June 7, 1999 and has been subsequently amended thereafter, including effective February 28, 2007. The Company had previously adopted the Incentive Stock Option Plan (the “Initial Option Plan”), a 1990 Stock Option Plan (the “1990 Plan”), a Consultant Option Plan (the “Consultant Plan”) and an Amended and Restated 1993 Eligible Director Stock Option Plan (the “Director Plan”) (the Initial Option Plan, 1990 Plan, Consultant Plan and Director Plan being collectively referred to herein as the “Predecessor Plans”). Following the adoption of the Plan, shares attributable to awards that were forfeited or cancelled under the Predecessor Plans were added back to the shares available for awards under this Plan.

Effective June 28, 1999 the Company effected a reverse split of its common shares, $0.01 par value per share (the “Common Shares”), pursuant to which each Common Share was converted into one-sixth of a Common Share (the “Reverse Split”), and all references in this Plan to numbers of Common Shares shall reflect the Reverse Split.

2. Purpose; Types of Awards. The purpose of the Plan is to provide a means whereby the Company may, through the grant of equity-based incentives to key individuals who perform services for or on behalf of the Company (such as employees, officers, Eligible Directors, consultants and agents of the Company), attract and retain persons of ability as key individuals and motivate such persons to exert their best efforts on behalf of the Company. “Eligible Directors” means members of the Board of Directors of the Company who are not employees or officers of the Company or of any other entity and who do not own beneficially, or are not affiliated with an entity that owns beneficially 10% or more of the Company’s outstanding voting securities on the date when Stock Incentives are to be granted to such persons under the Plan. The Plan authorizes the grant to such key individuals of the Company of equity-based incentives in the form of (a) incentive stock options (“ISOs”) to purchase Common Shares that are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), (b) nonqualified stock options to purchase Common Shares that are not intended to qualify under Code Section 422 (“Nonqualified Options”), (c) stock appreciation rights (“SARs”), (d) Common Shares, the vesting of which is subject to restrictions and conditions (“Restricted Stock”), and (e) the right to receive Common Shares in the future, provided that certain restrictions and conditions are satisfied (“Restricted Stock Units”). ISOs and Nonqualified Options are referred to collectively under the Plan as “Options.” Options, SARs, Restricted Stock and Restricted Stock Units are referred to collectively as “Stock Incentives” under the Plan.

3. Number of Shares Available Under Plan. Stock Incentives may be granted by the Company from time to time to key individuals who perform services for or on behalf of the Company (such recipients being hereafter referred to as “grantees”). The maximum number of Common Shares that may be issued pursuant to all grants under this Plan shall not exceed 21,593,489, plus shares attributable to awards that were forfeited or cancelled under the Predecessor Plans The Common Shares issued upon exercise of Stock Incentives granted under this Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both. Any shares subject to a Stock Incentive that lapses, expires, terminates, is forfeited or is cancelled under the Plan or any Predecessor Plan without the issuance of Common Shares (including, if applicable, Common Shares that are not issued because they were used to satisfy tax withholding or payment of the exercise price of a Stock Incentive), shall again become available for issuance of Stock Incentives under the Plan. In no event shall the number of Common Shares underlying Stock Incentives granted hereunder to any individual in any twelve-month period exceed 3,000,000 Common Shares.

4. Administration. This Plan shall be administered by the Compensation Committee (the “Committee”) as appointed by the Board of Directors of the Company (the “Board”). To the extent that the Board deems it necessary or desirable, each member of the Committee shall qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and as an “outside director” within the meaning of Section 162(m) of the Code.

The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable, except, as otherwise expressly reserved in the Plan to the Board.

The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Incentive awarded under it. To the maximum extent permitted by applicable law, each member or former member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the By-Laws of the Company.

5. Eligibility and Awards. The Committee shall, subject to the limitations of the Plan, have full power and discretion to establish selection guidelines; to select eligible persons for participation; and to determine the form of grant, either in the form of Options, SARs, Restricted Stock or Restricted Stock Units, or combinations thereof, the number of Common Shares subject to the grant, the fair market value of the Common Shares, when necessary, the restriction and forfeiture provisions relating to Common Shares, the time and conditions of vesting or exercise, the conditions, if any, under which time of vesting or exercise may be accelerated, the conditions, form, time, manner and terms of payment of any award, and all other terms and conditions of the grant; provided, however, that ISOs shall not be granted to any individual who is not an employee of the Company. Each Stock Incentive award under the Plan shall be evidenced by a written agreement setting forth the terms and conditions applicable to such award, as determined by the Committee in its sole discretion.

6. Terms and Conditions of Options. Each Option granted under the Plan shall be subject to the following terms and conditions, and to such other terms and conditions as the Committee may deem appropriate, which shall be specified in the Option agreement:

(a) Term. Each Option agreement shall specify the period for which the Option is exercisable and shall provide that the Option shall expire at the end of such period.

(b) Exercise Price. The per share exercise price of each Option shall be determined by the Committee at the time the Option is granted and shall not be less than the fair market value of a share on the grant date.

(c) Exercise of Options. No part of any Option may be exercised until the grantee has satisfied the conditions (e.g., such as remaining in the employ of the Company for a certain period of time), if any, specified by the Committee. An Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee. The Committee, in its sole discretion, shall establish the terms and conditions, regarding the period of time, if any, that an Option may be exercised following a grantee’s termination of service with the Company. If an Option is granted in tandem with an SAR, exercise of the Option shall result in termination of the related SAR with respect to the shares exercised, and vice versa.

(d) Payment of Purchase Price Upon Exercise of an Option. Upon the exercise of an Option, the purchase price shall be paid in cash or, if the Committee so provides, in Common Shares of the Company valued at their fair market value on the date of exercise, or in any combination of cash or Common Shares.

For purposes of the Plan, “fair market value” means, as of any date, if the Common Shares are actively traded or quoted on an established market (such as a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“Nasdaq”)), the closing price of the Common Shares on such date or, if the shares are not actively traded or quoted in an established market, the value that the Committee determines is the fair market value in good faith and in its sole discretion. In addition, in lieu of paying the purchase price upon the exercise of a Nonqualified Option in cash or in Common Shares of the Company, a grantee of a Nonqualified Option may pay the purchase price of the shares subject to such Nonqualified Option by authorizing the Company to withhold whole Common Shares of the Company that would otherwise be delivered to the grantee, valued at their fair market value on the date of exercise, in an amount not in excess of the aggregate purchase price (or the portion thereof elected by the grantee); provided, however, that such authority to authorize the withholding of Common Shares shall only apply in connection with the exercise of Nonqualified Options prior to the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of March 17, 2008 by and among Misys plc, Misys Healthcare Systems, LLC, Allscripts Healthcare Solutions Inc. and Patriot Merger Company, LLC (the “Merger Agreement”). Any fraction of a Common Share that would be required for the payment of such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the grantee

(e) Special Rules Applicable to ISOs. In addition to the foregoing, ISOs shall be subject to the following special rules:

(i) An ISO must be granted within ten years of the date this amendment and restatement of this Plan was adopted by the Board.

(ii) The term of the ISO may not be more than ten years from the date the ISO is granted (five years, in the case of a person who owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company on the date the ISO is granted).

(iii) The per share exercise price of an ISO shall not be less than the fair market value (or if granted to a person who owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, 110% of fair market value) (but in no event less than the par value) of the Common Shares of the Company on the date the ISO is granted.

(iv) No ISO may be granted under the Plan to any employee if in the calendar year in which the ISO is first exercisable the aggregate fair market value (determined as of the date of grant) of Common Shares of the Company for which such employee has been granted ISOs that first become exercisable in such calendar year exceeds $100,000.

(v) If the grantee dies, his or her ISO may be exercised, to the extent that the grantee could have done so at the date of death, by the person or persons to whom the grantee’s rights under the ISO pass by will or applicable law, or if no such person has such right, by the grantee’s executors or administrators, at any time, or from time to time, for up to one year after the date of the grantee’s death (as the Committee may specify in the Option agreement), but not later than the expiration date specified in the Option agreement.

(vi) If a grantee’s employment with the Company terminates because of permanent disability, the grantee may exercise his or her ISO, to the extent exercisable at the date of such termination, at any time, or from time to time, within one year of such termination, but not later than the expiration date specified in the Option agreement. For purposes of the Plan, the term “permanent disability” means the permanent incapacity of a grantee to perform the usual duties of his or her employment by reason of physical or mental impairment. Permanent disability shall be deemed to exist when so determined by the Committee based upon a written opinion of a licensed physician who has been approved by the Committee.

(vii) If a grantee’s employment with the Company terminates for any reason other than death or permanent disability, the grantee may exercise his or her ISO, to the extent exercisable at the date of such termination, at any time, or from time to time, during the three month period following such termination date, but not later than the expiration date specified in the Option agreement.

To the extent that any Option granted under the Plan is intended to be an ISO, but does not satisfy the requirements of Code Section 422, such Option shall be treated as a Nonqualified Option.

(f) Repricing. Except for adjustments pursuant to paragraph 12 (relating to adjustments to shares), the purchase price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, without the approval of the Company’s stockholders.

7. Terms and Conditions of SARs. A grantee who is awarded a SAR shall have the right to receive cash or Common Shares having a fair market value equal to the appreciation in market value of a stated number of Common Shares from the date of grant. Each SAR granted under the Plan shall be subject to the following terms and conditions, and to such other terms and conditions as the Committee may deem appropriate, which shall be specified in the SAR agreement.

(a) Term. Each SAR agreement shall specify the period for which the SAR is exercisable and shall provide that the SAR shall expire at the end of such period. SARs may be granted in tandem with or with reference to an Option, in which event the grantee may elect to exercise either the Option or the SAR (as to the same Common Shares subject to the Option and the SAR), or the SAR may be granted independently of a related Option. A SAR shall be exercisable not more than ten years after the date of grant if granted in tandem with or with reference to an ISO.

(b) Exercise of SARs. No part of any SAR may be exercised until the grantee has satisfied the conditions (e.g., such as remaining in the employ of the Company for a certain period of time), if any, specified by the Committee. A SAR may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee. The Committee, in its sole discretion, shall establish the terms and conditions, regarding the period of time, if any, that a SAR may be exercised following a grantee’s termination of service with the Company. If a SAR is granted in tandem with an Option, exercise of the SAR shall result in termination of the related Option with respect to the number of shares exercised, and vice versa.

(c) Payment. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of shares to which the SAR relates over the fair market value of such number of shares at the date of grant of the SAR or of the related Option, as the case may be. Such excess shall be paid in cash or in Common Shares having a fair market value equal to such excess, or a combination thereof, as the Committee shall determine.

8. Terms and Conditions of Restricted Stock and Restricted Stock Units. The Committee may award a grantee Restricted Stock or Restricted Stock Units, as determined by the Committee in its sole discretion. For purposes of the Plan, “Restricted Stock” is a grant of Common Shares, and a “Restricted Stock Unit” is the grant of the right to receive Common Shares in the future, with such Common Shares, or right to future delivery, subject to a risk of forfeiture or other restrictions. The period beginning on the date of grant of Restricted Stock or Restricted Stock Units and ending on the date of vesting of such stock or units, is referred to as the “Restricted Period.”

(a) Eligibility; Terms of Awards. The Committee shall designate the grantees to whom Restricted Stock or Restricted Stock Units are to be awarded and the number of Common Shares or units that are subject to each such award, subject to such restrictions, limitations and conditions as the Committee, in its sole discretion, deems appropriate, as set forth in the Restricted Stock agreement applicable to the award.

(b) Restricted Period. During the Restricted Period with respect to an award of Restricted Stock, in addition to the other terms and conditions established by the Committee, the following terms and conditions shall apply:

(i) The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Restricted Period or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock agreement. All rights with respect to the Restricted Stock granted to a grantee under the Plan shall be exercisable during his or her lifetime only by such grantee.

(ii) The grantee shall be treated as the owner of shares of Restricted Stock (but not Restricted Stock Units) and shall have the right to vote such shares and shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in Common Shares or other property, such shares or property shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

(iii) Each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend, in addition to such other legends as the Committee deems appropriate, including those to reflect restrictions under applicable Federal or state securities law:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Allscripts-Misys Healthcare Solutions, Inc. 1993 Stock Incentive Plan, as amended, and rules and administration adopted pursuant to such Plan, and a Restricted Stock Agreement. A copy of the Plan, such rules and such Restricted Stock Agreement may be obtained from the Secretary of Allscripts-Misys Healthcare Solutions, Inc.”

(c) Removal of Restrictions. Except as otherwise provided in the Plan or a Restricted Stock agreement, after the last day of the Restricted Period with respect to all or a portion of the Restricted Stock, the shares that are no longer subject to the Restricted Period shall become freely transferable by the grantee. As soon as practicable after the end of the Restricted Period, a new or additional certificate for such shares without the legend set forth in paragraph 8(b) shall be delivered to the grantee. Restricted Stock Units for which the Restricted Period has ended may be paid in cash, Common Shares, or any combination thereof, as determined by the Committee.

9. Performance Based Awards. The Committee may designate whether any Stock Incentive granted to any grantee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Stock Incentives designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). Performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings as determined other than in accordance with generally accepted accounting principles (“GAAP”); stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; operating income; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; successful implementation of strategic initiatives; customer satisfaction measures; and successful integration of acquisitions. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. For

Stock Incentives that are intended to be performance-based compensation under this paragraph 9, the grant of the Stock Incentive and the establishment of the performance measures shall be made during the period required under Code Section 162(m). With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which a Stock Incentive may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that to the extent such goals relate to Stock Incentives to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation. The number of Common Shares which may be issued in any fiscal year with respect to Restricted Stock or Restricted Stock Units that are intended to be performance-based compensation under this paragraph 9 shall not exceed 3,000,000 shares.

The measures utilized in establishing performance goals under the Plan shall, to the extent applicable (i.e., if the relevant performance goal is based on a GAAP measure), be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s audited consolidated financial statements, without regard to (a) extraordinary or other nonrecurring or unusual items, as determined by the Company’s independent public accountants in accordance with GAAP, (b) changes in accounting, as determined by the Company’s independent public accountants in accordance with generally accepted accounting principals, or (c) special charges, such as restructuring or impairment charges, unless, in each case, the Committee decides otherwise within the Applicable Period or as otherwise required under Section 162(m) of the Code.

For purposes of this paragraph 9:

“Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

“Performance Period” shall mean any period commencing on or after June 1, 2009 for which performance goals are established pursuant to this paragraph 9. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

10. Transferability. Except as provided in this paragraph 10, no Stock Incentive may be assigned or otherwise transferred. Each Stock Incentive granted under the Plan shall be transferable by will and by the laws of descent and distribution. In addition, under such rules and procedures as the Committee may establish and subject to the discretion of the Committee, the grantee of a Nonqualified Option may transfer such Option, without value, to a member of the grantee’s immediate family or to a trust or partnership for the benefit of the grantee or his or her immediate family, provided that (i) the applicable Option agreement expressly so permits and (ii) the grantee provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Option held by a transferee shall be subject to the same terms and conditions that applied immediately prior to the transfer. No ISO may be assigned or otherwise transferred in any manner.

11. No Rights as a Stockholder. No grantee shall have any rights as a stockholder with respect to any Common Shares underlying Stock Incentives granted under the Plan prior to the date, if any, Common Shares are issued in the grantee’s name.

12. Adjustments in Event of Change in Common Shares. If during the term of this Plan, there shall be any change in the Company’s Common Shares through a merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be a dividend on the Company’s Common Shares, payable in Common Shares, or if there shall be a stock split, combination or other change in the Company’s issued Common Shares, the Common Shares available under this Plan shall be increased or decreased proportionately to give effect to such change in the Common Shares and the number of shares subject to then existing Stock Incentives and, if applicable, the exercise price thereof, shall be proportionately adjusted so that upon the issuance of Common Shares pursuant to such Stock Incentives, the person receiving such Common Shares will receive the securities which would have been received if the issuance of Common Shares pursuant to the Stock Incentives had occurred immediately prior to such merger, consolidation, reorganization, recapitalization, dividend, stock split, combination or other change provided, however, in the event of a merger, consolidation, or similar event with another corporation, all or any portion of the Stock Incentives may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, if the Committee gives reasonable advance notice of the cancellation to each affected grantee and either: (i) the grantee is permitted to exercise the Stock Incentive, where applicable, for a reasonable period prior to the effective date of the cancellation; or (ii) the grantee receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Stock Incentives. Each such Stock Incentive shall be adjusted to nearest whole share, rounding downwards. In no event shall any fractional share become subject to a Stock Incentive issued hereunder.

13. Compliance with Other Laws and Regulations. The Plan, the grant and exercise of Stock Incentives thereunder, and the obligation of the Company to sell and deliver Common Shares under such Stock Incentives, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. If at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee. If shares are not required to be registered, but are exempt from registration, upon transfer of any shares pursuant to the exercise or vesting of a Stock Incentive, the Company may require each grantee, to represent that the shares are being acquired for investment only and not with a view to their sale or distribution, and to make such other representations deemed appropriate by counsel to the Company. Stock certificates evidencing unregistered shares acquired upon exercise of Stock Incentives shall bear any legend required by applicable state securities laws and a restrictive legend substantially as follows:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be transferred in the absence of such registration or an opinion of counsel acceptable to the Company that such transfer will not require registration under such Act.

14. No Rights to Continued Employment. The Plan and any Stock Incentive granted under the Plan shall not confer upon any grantee any right with respect to employment or the continuance of employment by the Company, nor shall they affect in any way the right of the Company to terminate the grantee’s relationship with the Company (including his or her employment) at any time.

15. Withholding. The Committee in its discretion may cause to be made as a condition precedent to the payment of any cash or stock, appropriate arrangements for the withholding of any federal, state, local or foreign taxes. A grantee may elect to satisfy the withholding requirement in connection with the exercise of a Nonqualified Option, in whole or in part, by authorizing the Company to withhold whole Common Shares of the Company that would otherwise be delivered to the grantee, valued at their fair market value on the date of exercise of such Nonqualified Option, not in excess of any applicable withholding taxes; provided, however, that the Common Shares of the Company to be withheld may not have an aggregate fair market value in excess of the amount determined by applying the minimum statutory rate; and provided further that such authority to authorize the withholding of Common Shares shall only apply in connection with the exercise of Nonqualified Options prior to the consummation of the transactions contemplated by the Merger Agreement. Any fraction of a Common Share that would be required to satisfy such withholding requirement shall be disregarded and the remaining amount due shall be paid in cash by the grantee.

16. Amendment, Suspension and Discontinuance. The Board may from time to time amend, suspend or discontinue the Plan; provided, however, no action of the Board may, without the approval of the Company’s stockholders (a) increase the number of shares reserved for Stock Incentives pursuant to paragraph 3; (b) permit granting of any ISO at any option price less fair market value at the date of grant; (c) change the class of individuals eligible to receive Stock Incentives; (d) permit the granting of Stock Incentives after the termination date provided for in paragraph 17; or (e) materially (within the meaning of rules of Nasdaq) change the terms of the Plan.

17. Term of Plan. This Plan shall terminate and no Stock Incentive shall be granted after April 23, 2014; provided that any Stock Incentives granted prior to such date may be exercised in accordance with their terms.

18. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

Appendix D

AMENDMENT (SUBJECT TO STOCKHOLDER APPROVAL) TO

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

AMENDED AND RESTATED

1993 STOCK INCENTIVE PLAN

Section 9 is hereby deleted in its entirety and replaced with the following:

9. Performance Based Awards. The Committee may designate whether any Stock Incentive granted to any grantee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Stock Incentives designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m). Performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings as determined other than in accordance with generally accepted accounting principles (“GAAP”); stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; operating income; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; successful implementation of strategic initiatives; customer satisfaction measures; and successful integration of acquisitions. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. For Stock Incentives that are intended to be performance-based compensation under this paragraph 9, the grant of the Stock Incentive and the establishment of the performance measures shall be made during the period required under Code Section 162(m). With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which a Stock Incentive may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that to the extent such goals relate to Stock Incentives to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation. The number of Common Shares which may be issued in any fiscal year with respect to Restricted Stock or Restricted Stock Units that are intended to be performance-based compensation under this paragraph 9 shall not exceed 3,000,000 shares.

The measures utilized in establishing performance goals under the Plan shall, to the extent applicable (i.e., if the relevant performance goal is based on a GAAP measure), be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s audited consolidated financial statements, without regard to (a) extraordinary or other nonrecurring or unusual items, as determined by the Company’s independent public accountants in accordance with GAAP, (b) changes in accounting, as determined by the Company’s independent public accountants in accordance with generally accepted accounting principals, or (c) special charges, such as restructuring or impairment charges, unless, in each case, the Committee decides otherwise within the Applicable Period or as otherwise required under Section 162(m) of the Code.

D-1

For purposes of this paragraph 9:

“Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

“Performance Period” shall mean any period commencing on or after June 1, 2009 for which performance goals are established pursuant to this paragraph 9. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

D-2

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC. 222 MERCHANDISE MART SUITE 2024 CHICAGO IL, 60654

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Allscripts-Misys Healthcare Solutions, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Allscripts-Misys Healthcare Solutions, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you submit your proxy by Phone or Internet, please do not mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M16786 - P84641	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following director nominees:				☐	☐	☐

Vote on Directors

1.	Nominees for election as Directors

	01)	Kelly J. Barlow	06)	John King
	02)	Sir Dominic Cadbury	07)	Michael J. Kluger
	03)	Cory A. Eaves	08)	Mike Lawrie
	04)	Marcel L. “Gus” Gamache	09)	Glen E. Tullman
	05)	Philip D. Green

The Board of Directors recommends you vote FOR the following proposals:
Vote on Proposals								For	Against	Abstain

2.	Approval of the Allscripts-Misys Healthcare Solutions, Inc. Incentive Plan.							☐	☐	☐

3.	Approval of an amendment to the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan to increase the number of shares available for grant thereunder by 7,140,209.							☐	☐	☐

4.	Approval of an amendment to Section 9 of the Allscripts Healthcare Solutions, Inc. Amended and Restated 1993 Stock Incentive Plan, including the performance criteria set forth therein.							☐	☐	☐

5.	Ratification of PricewaterhouseCoopers LLP as Allscripts’ independent registered public accounting firm for the fiscal year ending May 31, 2010.							☐	☐	☐

6.	In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

2009 ANNUAL MEETING OF

STOCKHOLDERS

October 8, 2009

10:00 a.m.

222 Merchandise Mart, Suite 2400

Chicago, IL 60654

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M16787-P84641

Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

The undersigned hereby appoints Glen Tullman and Lee Shapiro, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of common stock of Allscripts-Misys Healthcare Solutions, Inc. (the “Company”) held by the undersigned on August 17, 2009 at the 2009 annual meeting of stockholders to be held on October 8, 2009 at 222 Merchandise Mart, Suite 2400, Chicago, IL 60654 beginning at 10:00 a.m., local time, or any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to the directions indicated on this card, and at the discretion of the proxies on any other matters that may properly come before the meeting, or any adjournment or postponement thereof. If no specific direction is given, this proxy will be voted “FOR” all director nominees and “FOR” proposals 2 through 5.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY TELEPHONE OR THROUGH THE INTERNET OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)